EXHIBIT 2.1

            Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatement request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

            AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF November 19, 1999 (this "AGREEMENT"), by and among OnHealth Network Company, a Washington corporation ("ONHEALTH"), HDISub, Inc., a Colorado corporation and a wholly owned subsidiary of OnHealth ("HDISUB"), DMISub, Inc., a Colorado corporation and wholly owned subsidiary of OnHealth ("DMISUB" and collectively, together with HDISub, the "SUBS"), Health Decisions, Inc., a Colorado corporation ("HDI"), Demand Management, Inc., a Colorado corporation ("DMI"), Health Decisions International, LLC, a Colorado limited liability company (the "LLC"), Donald M. Vickery, as the sole shareholder of HDI and DMI (the "SHAREHOLDER").

                                    RECITALS

         WHEREAS, HDI and DMI are the sole members and interest holders of the LLC; and

         WHEREAS, OnHealth and the LLC intend to enter into an agreement whereby, through the merger of two wholly owned subsidiaries of OnHealth with HDI and DMI, OnHealth will be the sole shareholder of HDI and DMI and as a result the owner of all of the ownership interests in the LLC. For purposes of this Agreement, HDI, DMI and the LLC shall be referred to as the "ACQUIRED COMPANIES."

         NOW THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, OnHealth, HDISub, DMISub, HDI, DMI, the LLC and the Shareholder hereby agree as follows:

                                    ARTICLE I
                                   THE MERGERS

         1.1 EFFECTIVE TIME OF THE MERGERS. Subject to the provisions of this Agreement, HDISub will be merged into HDI and DMISub will be merged into DMI (the "MERGERS"). Articles of Merger, Agreements and Plans of Merger and any other required documents (collectively the "MERGER DOCUMENTS"), substantially in the forms attached as Exhibits 1.1 and 1.2 shall be duly prepared, executed and acknowledged by OnHealth, HDISub, DMISub, HDI, DMI and the Shareholder, and thereafter delivered to the Secretary of State of Colorado for filing, as provided in the Colorado Business Corporation Act (the "CBCA") as soon as practicable on or after the satisfaction or waiver of the conditions set forth in Article VI. The Mergers shall become effective at such time as the Merger Documents have been filed with the Secretary of State of Colorado (the "EFFECTIVE TIME"). Solely for purposes of clarification, HDI, DMI and the Shareholder acknowledge and agree that the obligation of OnHealth to issue shares under this Agreement shall not be effective until the Merger has been confirmed in writing by the Secretary of State of the State of Colorado.

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


         1.2 CLOSING. The closing of the Mergers (the "CLOSING") will take place on the date of the execution of this Agreement subject to the satisfaction or waiver of the conditions set forth in Article IV (the "CLOSING DATE"), at the offices of Preston Gates & Ellis LLP, Seattle, Washington, unless another time, date or place is agreed to by the parties hereto.

         1.3 EFFECTS OF THE MERGERS. At the Effective Time: (i) HDISub shall be merged with and into HDI (HDI after the Merger is sometimes referred to herein as the "HDI SURVIVING CORPORATION") (ii) DMISub will be merged with and into DMI (DMI after the Merger is sometimes referred to herein as the "DMI SURVIVING CORPORATION"), (ii) the Articles of Incorporation of HDI and DMI shall be the Articles of Incorporation of the HDI Surviving Corporation and the DMI Surviving Corporation, respectively, (iii) the Bylaws of HDI and DMI shall be the Bylaws of the HDI Surviving Corporation and the DMI Surviving Corporation, respectively, (iv) the directors of HDISub and DMISub shall be the directors of the HDI Surviving Corporation and the DMI Surviving Corporation, respectively,
(v) the officers of HDISub and DMISub shall be the officers of the HDI Surviving Corporation and the DMI Surviving Corporation, respectively, (vi) the issued and outstanding capital stock of HDI and DMI shall be converted as set forth in
Section 1.4 below, and (vii) the Mergers shall, from and after the Effective Time, have all the effects provided by the CBCA.

         1.4 CONVERSION OF HDI AND DMI SHARES. At the Effective Time, all of the outstanding shares of common stock, no par value per share of HDI (the "HDI SHARES") and all of the outstanding shares of common stock, no par value per share of DMI (the "DMI SHARES") shall be converted into shares of common stock, par value $.01 per share, of OnHealth ("ONHEALTH COMMON SHARES"). The HDI Shares shall be converted into OnHealth Common Shares based on the "HDI EXCHANGE RATIO" determined by (i) dividing the HDI Purchase Price (as defined below) by the number of HDI Shares outstanding as of the Closing and (ii) dividing the number determined in (i) above by the OnHealth Average Price. The DMI Shares shall be converted into OnHealth Common Shares based on the "DMI EXCHANGE RATIO"
  determined by (y) dividing the DMI Purchase Price (as defined below) by the number of DMI Shares outstanding as of the Closing and (z) dividing the number determined in (y) above by the OnHealth Average Price. The purchase price for HDI shall be OnHealth Common Shares representing seventy percent (70%) of the Final Valuation (the "HDI PURCHASE PRICE"), the purchase price for DMI shall be thirty percent (30%) of the Final Valuation (the "DMI PURCHASE PRICE"). Schedule
1.4 sets forth the outstanding securities of both HDI and DMI, together with a pro forma determination of the number of OnHealth Common Shares to be issued in the Mergers pursuant to the HDI and DMI Exchange Ratios and shall be revised and updated as of the Closing Date. The "ONHEALTH AVERAGE PRICE" is the average of the closing prices of the OnHealth Common Shares on the Nasdaq National Stock Market over the five trading days ending one day prior to the Closing.

         1.5 FINAL VALUATION. For purposes of this Agreement, the term "FINAL VALUATION" shall mean $12 million less the amount, if any, that the Net Assets of the Acquired Companies as of the Closing Date are less than the Acquired Companies Net Assets as reflected on their September 30, 1999 Balance Sheet (as combined and, with regard to HDI and DMI, only taking into account the note payable to G.D. Searle, & Co.). For purposes hereof, "Net Assets" shall mean the total assets less total liabilities of the Acquired Companies in each case excluding any indebtedness of any of the Acquired Companies owed to Vickery and any liabilities incurred by Acquired Companies in connection with (i) the Humana, Inc. ("HUMANA")contract after September 30, 1999 or (ii) the $352,000 of indebtedness of the LLC payable to its employees and former employees. At Closing, OnHealth will cause the LLC to pay to Vickery up to $200,000 in full satisfaction of all outstanding notes or other evidences of indebtedness of any of the Acquired Companies to Vickery.

         1.6 [*]

         1.7 ESCROW SECURITIES. To secure claims by OnHealth for indemnification pursuant to Article VII, $1.2 million of the OnHealth Common Shares issuable pursuant to this Agreement, determined based on the OnHealth Average Price and rounded to the nearest OnHealth Common Share, shall be held in escrow ("ESCROW SHARES") pursuant to the Escrow Agreement attached as Exhibit 1.7 ("ESCROW AGREEMENT"). Execution of the Escrow Agreement by the Shareholder is a condition to receiving OnHealth Common Shares. One half of the Escrow Shares will be released on the six month anniversary of the Closing Date, with the balance released on the one year anniversary of the Closing Date.

         1.8 DELIVERY OF CERTIFICATES. At the Closing, each holder of a certificate or other documentation representing HDI Shares and DMI Shares shall surrender such certificates or other documentation to OnHealth, together with duly executed counterparts of the Investment Agreement (as defined in Section 5.1) and Escrow Agreement and such other duly executed documentation as may be reasonably required by OnHealth to comply with applicable laws to effect a transfer of such shares and upon such surrender each Shareholder shall be entitled to receive a certificate or other documentation for the applicable number of OnHealth Common Shares calculated pursuant to this Article I. Execution and delivery of an Escrow Agreement and Investment Agreement shall be a condition precedent to the issuance of the OnHealth Common Shares to each Shareholder pursuant to the Mergers.

         1.9 TAX-FREE REORGANIZATION. The Mergers are intended to be a "REORGANIZATION" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and this Agreement is intended to constitute a "PLAN OF REORGANIZATION" within the meaning of the regulations promulgated under
Section 368 of the Code.

         1.10 NO FURTHER OWNERSHIP RIGHTS IN HDI AND DMI SHARES. All OnHealth Common Shares issued at the Effective Time in exchange for the HDI and DMI Shares in accordance with the terms hereof shall respectively be deemed to have been delivered in full satisfaction of all rights pertaining to the HDI and DMI Shares.

[*] Certain information on this page has been omitted and filed separately  with
the  Securities  and  Exchange  Commission.   Confidential  treatment  has  been
requested with respect to the omitted portions.

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


         1.11     REGULATION D AND FORM S-3 REGISTRATION STATEMENT.

                  1.11.1 REGULATION D OFFERING. Each person who receives OnHealth Common Shares at the Closing shall execute a counterpart to the Investment Agreement and such other documents as may be reasonably required by OnHealth to determine such holder's qualification as an "ACCREDITED INVESTOR," as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "1933 ACT") or as a person with the financial sophistication required to be a purchaser pursuant to Rule 506(b)(2)(ii) of Regulation D.

                  1.11.2 S-3 REGISTRATION STATEMENT. To the extent that OnHealth is not able to issue to Shareholder OnHealth Common Shares that are subject to a currently effective registration statement, within fifteen (15) days after the Closing, OnHealth shall prepare, and file with the Securities and Exchange Commission a registration statement on Form S-3 (such registration statement and the prospectus included therein being referred to as the "S-3") for resale of those unregistered OnHealth Common Shares issued in, and in connection with, the Mergers (collectively, the "NEW ONHEALTH HOLDERS") provided that such New OnHealth Holders provided OnHealth with all reasonably requested information required to be included by selling shareholders under the 1933 Act. OnHealth shall use its commercially reasonable best efforts to have the S-3 declared effective under the 1933 Act as promptly as practicable after such filing. OnHealth shall use its commercially reasonable best efforts to cause the S-3 to continue to be effective the registration statement and the prospectus contained therein to be updated as reasonably deemed necessary by OnHealth to enable the New OnHealth Holders to resell the OnHealth Common Shares that were issued pursuant to this Agreement, provided that such resales shall take place in regular brokers' transactions, at customary brokers' commissions, over the Nasdaq Stock Market or such other national market as OnHealth Common Shares may be traded. OnHealth shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of OnHealth Common Shares pursuant to this Agreement and the resale of those shares pursuant to the S-3. Any New OnHealth Holder selling stock registered under the S-3 shall indemnify OnHealth, its officers and directors, each underwriter and selling broker, if any, and each person, if any, who controls OnHealth, against Losses (including liability under the 1933 Act and the Securities and Exchange Act of 1934 ("1934 ACT")) arising by reason of any statement contained in the S-3, that such New OnHealth Holder provided to OnHealth in writing explicitly for use in the S-3, being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in the S-3, in the circumstances in which they are made, not be misleading. OnHealth shall indemnify each New OnHealth Holder selling stock registered under the S-3, and each underwriter and selling broker, if any, against Losses (including liability under the 1933 and 1934 Acts) arising by reason of any statement (other than a statement provided by any New OnHealth Holder as described above) in or incorporated by reference in the S-3 being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in or incorporated by reference in the S-3, in the circumstances in which they are made, not be misleading. After the SEC has declared the S-3 effective, if the OnHealth board of directors reasonably determines that that sales made pursuant to the prospectus contained within the S-3 may not be made under the 1933 Act, OnHealth may suspend sales of OnHealth Common Shares pursuant to the

S-3 (a "BLACKOUT PERIOD"). A Blackout period may not exceed 45 trading days and no more than two Blackout Periods may commence in any period of 365 consecutive days. The obligations of OnHealth pursuant to this Section 1.11.2 shall expire on the earlier of (i) the sale or other disposition of all of the OnHealth Shares issued in the Mergers (including OnHealth Common Shares released pursuant to the Escrow Agreement) or (ii) the ability of all New OnHealth Holders to dispose of all such shares within a single three (3) month period pursuant to Rule 144 of the 1933 Act.

         1.12 PAYMENTS MADE ON BEHALF OF ACQUIRED COMPANIES AT CLOSING. At the Closing, OnHealth Common Shares (or options in the case of the employees and former employees) otherwise issuable in the Mergers shall be delivered to G.D. Searle & Co., George K. Baum & Company and certain employees and former employees of the Acquired Companies, on behalf of the Acquired Companies, in the amounts as set forth on Schedule 1.4.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF HDI AND THE SHAREHOLDER. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and is delivered by HDI and the Shareholder to OnHealth prior to the execution of this Agreement (the "HDI DISCLOSURE Schedule"), and whether or not the HDI Disclosure Schedule is referred to in a specific section, HDI and the Shareholder, jointly and severally, represent and warrant to OnHealth and the Subs as follows:

                  2.1.1 ORGANIZATION, STANDING AND POWER. HDI is a corporation duly organized and validly existing under the laws of the state of Colorado, has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of HDI. As used in this Agreement, "BUSINESS CONDITION" with respect to any entity shall mean the business, financial condition, results of operations, assets or prospects (as defined below) (without giving effect to the Mergers) of such entity or entities including Subsidiaries taken as a whole. HDI has no Subsidiaries. In this Agreement, a "SUBSIDIARY" of any corporation or other entity means a corporation, partnership, limited liability company or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity and "PROSPECTS" shall mean events, conditions, facts or developments which are known to HDI and which in the reasonable course of events are expected to have a material effect on future operations of the business as presently conducted by HDI. References to HDI shall include all Subsidiaries of HDI, except the LLC, unless the context specifically indicates otherwise. HDI has delivered to OnHealth complete and correct copies of the articles, bylaws, and/or other primary charter and organizational documents ("HDI CHARTER

DOCUMENTS") of HDI, in each case, as amended to the date hereof. The minute books and stock records of HDI contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the shareholder of HDI and its Board of Directors, and all original issuances and subsequent transfers, repurchases, and cancellations of HDI's capital stock. The HDI Disclosure Schedule contains a complete and correct list of the officers and directors of HDI.

                  2.1.2    CAPITAL STRUCTURE.

                           (a)     The authorized capital stock of HDI consists
of 1,000,000 HDI Shares, no par value per share, of which 50,000 HDI Shares are issued and outstanding. As of the date hereof, no HDI Common Shares are reserved for issuance upon the exercise of outstanding HDI warrants or options. No other shares of capital stock, other than the HDI Shares are outstanding or authorized.

                           (b)     All  outstanding   HDI  Shares  are  validly
issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which HDI is a party or by which HDI may be bound. Except as set forth in this Agreement, there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which HDI is a party or by which HDI may be bound obligating HDI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of HDI, or obligating HDI to grant, extend or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right. HDI does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of HDI Shares on any matter ("HDI VOTING DEBT") or
(ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

                  2.1.3 AUTHORITY. The execution, delivery, and performance of this Agreement by HDI has been duly authorized by all necessary action of the Board of Directors of HDI. Certified copies of the resolutions adopted by the Board of Directors of HDI approving this Agreement have been, or at the Closing will be, provided to OnHealth. Each of HDI and the Shareholder has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of each of the Shareholder and HDI in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  2.1.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. HDI holds, and at all times has held, all licenses, permits, and authorizations from all Governmental Entities, (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and

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


regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on HDI's Business Condition. There are no violations or claimed violations known by HDI or the Shareholder of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement by HDI and the Shareholder nor the performance by HDI and the Shareholder of their obligations under this Agreement will, in any material respect, violate any provision of laws or will conflict with, result in the material breach of any of the terms or conditions of, constitute a material breach of any of the terms or conditions of, constitute a material default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or HDI Shares pursuant to, any of the HDI Charter Documents or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which HDI is a party or by which HDI or any of its assets is bound or affected. No consent, approval, order or authorization of or registration, declaration or filing with or exemption (collectively "CONSENTS") by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "GOVERNMENTAL ENTITY") is required by or with respect to HDI in connection with the execution and delivery of this Agreement by HDI or the consummation by HDI of the transactions contemplated hereby, except for the filing of the appropriate Merger Documents with the Secretary of State of the state of Colorado and except for such other Consents and for such other Consents, which if not obtained or made would not have a material adverse effect on HDI's Business Condition.

                  2.1.5    TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS.

                  (a) The "HDI Intellectual Property" consists of the following:

                                    (i)     all  patents,   trademarks,   trade
names, service marks, mask works, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form) owned by HDI;

                                    (ii)   all    goodwill    associated    with
trademarks, trade names service marks and trade dress owned by HDI;

                                    (iii) all software  and  firmware  listings,
and updated software source code, and complete system build software and instructions related to all software described herein owned by HDI;

                                    (iv)  all   documents,   records  and  files
relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by HDI;

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


                                    (v)   all  other  tangible  or  intangible
proprietary information and materials owned by HDI; and

                                    (vi) all  license  and  other  rights in any
third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) through (v) above;

that are being, and/or have been, used, or are currently under development for use, in the business of HDI as it has been, is currently or is currently anticipated to be (up to the Closing), conducted. HDI Intellectual Property described in clauses (i) to (v) above is referred to herein as "HDI OWNED INTELLECTUAL PROPERTY" and HDI Intellectual Property described in clause (vi) above is referred to herein as "HDI LICENSED INTELLECTUAL PROPERTY". Unless otherwise noted, all references to "HDI Intellectual Property" shall refer to both HDI Owned Intellectual Property and HDI Licensed Intellectual Property.

                           (b)  The  HDI  Disclosure  Schedule  lists:  (i)  all
patents, registered copyrights, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in the HDI Owned Intellectual Property; (ii) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by HDI; (iii) all licenses, sublicenses and other agreements to which HDI is a party and pursuant to which any other person is authorized to have access to or use the HDI Owned Intellectual Property or exercise any other right with regard thereto; (iv) all HDI Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the HDI); and (v) any obligations of exclusivity, noncompetition, nonsolicitation, or first negotiation to which HDI is subject under any agreement that does not fall within the ambit of (iii) or (iv) above.

                           (c)  The HDI Intellectual Property consists solely of
items and rights that are either: (i) owned by HDI, (ii) in the public domain, or (iii) rightfully used and authorized for use by HDI and its successors pursuant to a valid license or other agreement. HDI has all rights in the HDI Intellectual Property reasonably necessary to carry out HDI's current, and anticipated future (up to the Closing) activities and has or had all rights in the HDI Intellectual Property reasonably necessary to carry out HDI's former activities, including without limitation, if necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the HDI Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software and firmware listings that are part of the HDI Owned Intellectual Property are adequately commented in accordance with current software industry standards.

                           (d)  HDI is not, nor as a result of the execution or
delivery of this Agreement, or performance of HDI's obligations hereunder, will

HDI be, in violation of any license, sublicense or other agreement relating to the HDI Intellectual Property to which HDI is a party or otherwise bound. Except pursuant to the terms of the agreements listed in the HDI Disclosure Schedule, HDI is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by HDI or its successors in the HDI Intellectual Property.

                           (e)  The    use,    reproduction,    modification,
distribution, licensing, sublicensing, sale, or any other exercise of rights in any HDI Owned Intellectual Property or any other authorized exercise of rights in or to the HDI Owned Intellectual Property by HDI or its licensees does not and, to HDI's knowledge, will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, to the knowledge of HDI, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any HDI Licensed Intellectual Property or any other authorized exercise of rights in or to the HDI Licensed Intellectual Property by HDI or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by HDI of any of the HDI Owned Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any HDI Owned Intellectual Property by HDI or its licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of HDI, are threatened by any person nor, to the knowledge of HDI, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the HDI Disclosure Schedule and all copyright registrations held by HDI are valid, enforceable and subsisting. To the knowledge of HDI, there is no unauthorized use, infringement or misappropriation of any of the HDI Owned Intellectual Property by any third party, employee or former employee.

                           (f)  No parties other than HDI possess any current or
contingent rights to any source code that is part of the HDI Owned Intellectual Property (including, without limitation, through any escrow account).

                           (g)  The HDI Disclosure  Schedule lists  all  parties
who have created any material portion of, or otherwise have any rights in or to, the HDI Owned Intellectual Property other than employees of HDI whose work product was created by them entirely within the scope of their employment by HDI and constitutes works made for hire owned by HDI. HDI has secured from all parties who have created any material portion of, or otherwise have any rights in or to, the HDI Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to HDI and has provided true and complete copies of such assignments or licenses to OnHealth.

                           (h)  The HDI  Disclosure Schedule includes a true and
complete list of support and maintenance agreements relating to HDI Owned Intellectual Property or to which HDI is a party as to HDI Licensed Intellectual

Property including the identity of the parties and the respective dates of such agreements and remedies for their breach.

                           (i)  HDI  has  obtained  legally  binding   written
agreements from all third parties with whom HDI has shared confidential proprietary information (i) of HDI, or (ii) received from others which HDI is obligated to treat as confidential, which agreements require such third parties to keep such information confidential.

                           (j)  HDI has obtained any and all necessary  consents
from consumers with regard to the HDI's collection and dissemination of personal consumer information in accordance with HDI's privacy policy as published on its website. HDI's practices regarding the collection and use of consumer personal information are in accordance with HDI's privacy policy as published on its website.

                           (k)  The HDI Owned Intellectual  Property is, and any
products manufactured and commercially released by HDI or currently under development, are fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000. To the best of HDI's knowledge, the HDI Licensed Intellectual Property is fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000. Schedule 2.1.5(k) sets forth the tests, inquiries and other activities undertaken by HDI up to Closing, with respect to the Year 2000 Compliant nature of any and all HDI Licensed Intellectual Property. For the purposes of this Agreement, "YEAR 2000 COMPLIANT" means that neither the performance nor the functionality of the applicable HDI Intellectual Property or applicable product is or will be materially affected by dates prior to, during or after the calendar year 2000 AD and in particular (but without limitation):

                                    (i)    such  HDI  Intellectual  Property or
product accurately receives, provides and processes, and will accurately receive, provide and process, date/time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including calendar years 1999 and 2000;

                                    (ii)   such  HDI  Intellectual  Property  or
product will not malfunction, cease to function, provide invalid or incorrect results or cause any interruption in the operation of the business of HDI as a result of any date/time data;
                                   (iii)   date-based  functionality of such HDI
Intellectual Property or product behaves and will continue to behave consistently for dates prior to, during and after the year 2000;

                                    (iv)   in all interfaces and data storage of
such HDI Intellectual Property or product, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

                                     (v)    the  year  2000 is  and will  be
recognized as a leap year of such HDI Intellectual Property or product.

                  2.1.6 FINANCIAL STATEMENTS. HDI has delivered to OnHealth an unaudited balance sheet as of September 30, 1999, and the related unaudited statement of income for the nine months ended September 30, 1999 included in
Schedule 2.1.6 hereto (such balance sheet is referred to as the "HDI FINANCIAL STATEMENT"). Such HDI Financial Statement: (i) are in accordance with the books and records of HDI, (ii) present fairly, in all material respects, the financial position of HDI as of the date indicated and the results of its operations for each of the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied except (a) the unaudited Financial Statements do not contain footnotes, and (b) as described in the HDI Disclosure Schedule. There are no material off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements or the HDI Disclosure Schedule. The liabilities of HDI were incurred in the ordinary course of HDI's business except as otherwise indicated in the HDI Disclosure Schedule. The "HDI PRO FORMA CLOSING BALANCE SHEET" included in Schedule 2.1.6 sets forth, based on reasonable assumptions relating to the operation of the business conducted by HDI, the projected Balance Sheet as of the estimated Closing Date.. A "FINAL HDI PRO FORMA CLOSING BALANCE SHEET" will be prepared, and any updates or revisions of such statement will be prepared, on a basis consistent with the Financial Statement (with the proviso that the Pro Forma Closing Balance Sheets shall not be reviewed in accordance with applicable standards of the American Institute of Certified Public Accountants) and Schedule 2.1.6.

                  2.1.7 TAXES.  HDI has timely filed (or caused to be filed) all federal, state, local and foreign tax returns, reports and information statements required to be filed by it, which returns, reports and statements are true, correct and complete in all material respects, and paid all taxes required to be paid by it as shown on such returns, reports and statements. All taxes required to be paid in respect of the periods covered by such returns ("RETURN PERIODS") have either been paid or fully accrued on the books of HDI. HDI has fully accrued on the HDI Financial Statements all of its unpaid taxes in respect of all periods (or the portion of any such periods) subsequent to the Return Periods, and will accrue on the Final Pro Forma Closing Balance Sheet all unpaid taxes with respect to any period ending after June 30, 1999, and through the Closing Date. The books and records of the HDI have been kept on a tax basis. No deficiencies or adjustments for any tax have been claimed, proposed or assessed, or to the best of HDI's knowledge, threatened. The HDI Disclosure Schedule accurately sets forth the years for which HDI's federal and state income tax returns, respectively, have been audited and any years which, to the knowledge of HDI, are the subject of a pending audit by the Internal Revenue Service and the applicable state agencies. Except as so disclosed, HDI is not subject to any pending or, to the best of HDI's knowledge, threatened, tax audit or examination and HDI has not waived any statute of limitation with respect to the assessment of any tax which waiver remains in effect. For the purposes of this Agreement, the terms "TAX" and "TAXES" shall include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees, and other similar governmental charges including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties. HDI has provided OnHealth true and correct copies of all tax returns, information, statements, reports, work papers and other tax data reasonably requested by OnHealth. No consent or agreement has been made under
Section 341 of the Code by or on behalf of HDI or any predecessor thereof.

         There are no liens for taxes upon the assets of HDI except for taxes that are not yet payable. HDI has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. HDI is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period, by reason of a change in accounting method; nor does HDI have any knowledge that the IRS (or other taxing authority) has proposed; or is considering, any such change in accounting method. HDI is not a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or, in the case of any such agreement or arrangement to which it may be a party, shareholder approval of any such payments shall be obtained in accordance with
Section 280G). None of the assets of HDI is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of HDI is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of HDI secures any debt the interest on which is tax exempt under Section 103 of the Code.

                  2.1.8 LEASES IN EFFECT. HDI is not a party to any real property leases or subleases.

                  2.1.9 CERTAIN TRANSACTIONS. None of the directors, officers, or Shareholder of HDI, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction with HDI, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of HDI's officers or directors has any material interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of HDI, or any supplier, distributor or customer of HDI, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans.

                  2.1.10 LITIGATION AND OTHER PROCEEDINGS. Neither HDI nor any of its officers, directors, shareholders is a party to any pending or, to the best knowledge of HDI, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of HDI or, in the case of an individual, from acts in his or her capacity as an officer, director, or employee of HDI which individually or in the aggregate would be materially adverse to HDI. HDI is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on HDI's Business Condition.

                  2.1.11 NO DEFAULTS. HDI is not, nor has HDI received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Articles of Incorporation or Bylaws of HDI or any comparable governing instrument of HDI; (ii) any judgment, decree or order applicable to HDI; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which HDI is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of HDI.

                  2.1.12   MAJOR CONTRACTS. HDI is not a party to or subject to:

                           (a) Any union contract, or any employment contract o
arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee;

                           (b) Any plan or contract or  arrangement,  written or
oral,  providing  for  bonuses,  pensions,  deferred  compensation,   retirement
payments, profit-sharing, or the like;

                           (c) Any joint venture  contract or arrangement or any
other agreement which has involved or is expected to involve a sharing of profits;

                           (d) Any OEM agreement, distribution agreement, volume
purchase agreement, corporate end user sales or service agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract $25,000 or pursuant to which HDI has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

                           (e) Any lease for real or personal  property in which
the amount of payments which HDI is required to make on an annual basis exceeds $10,000;

                           (f) Any  material  agreement,   license,  franchise,
permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing, or the consummation of the transactions contemplated hereby or thereby;

                           (g) Except  for trade  indebtedness  incurred  in the
ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $15,000 or more;

                           (h) Any  material  license   agreement,   either  as
licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users in the ordinary course of business consistent with prior practice); or

                           (i) Any contract containing  covenants  purporting to
limit HDI's freedom to compete in any line of business in any geographic area.

         All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the HDI Disclosure Schedule pursuant to this
Section 2.1.12 are valid and in full force and effect and HDI has not, nor, to the best knowledge of HDI, has any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

                  2.1.13 MATERIAL RELATIONS. To HDI's knowledge, as of the date of this Agreement, none of the parties to any of the major contracts identified in the HDI Disclosure Schedule pursuant to Section 2.1.12 have terminated, or expressed to the HDI an intent to materially reduce or terminate the amount of its business with HDI in the future.

                  2.1.14 EMPLOYEES. HDI does not have any employees.

                  2.1.15 CERTAIN AGREEMENTS. Except as disclosed in the HDI Disclosure Schedule or as contemplated by this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by HDI (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of HDI under any Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  2.1.16 GUARANTEES AND SURETYSHIPS. HDI has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to tax matters), HDI has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

                  2.1.17 BROKERS AND FINDERS. Neither HDI nor the Shareholder has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will HDI owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

                  2.1.18 CERTAIN PAYMENTS. Neither HDI nor the Shareholder acting on behalf of HDI, nor to the best knowledge of HDI, any person or other entity acting on behalf of HDI has, directly or indirectly, on behalf of or with respect to HDI: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on the books of HDI, (iv) created or used any "off-book" bank or cash account or "slush fund", or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

                  2.1.19 DISCLOSURE. Neither the representations or warranties made by HDI and the Shareholder in this Agreement, nor the final HDI Disclosure Schedule or any other certificate executed and delivered by HDI pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.1.20 RELIANCE. The foregoing representations and warranties are made by HDI and the Shareholder with the knowledge and expectation that OnHealth is placing reliance thereon.

         2.2 REPRESENTATIONS AND WARRANTIES OF DMI AND THE SHAREHOLDER. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and is delivered by DMI and the Shareholder to OnHealth prior to the execution of this Agreement (the "DMI DISCLOSURE Schedule"), and whether or not the DMI Disclosure Schedule is referred to in a specific section, DMI and the Shareholder, jointly and severally, represent and warrant to OnHealth and the Subs as follows:

                  2.2.1 ORGANIZATION, STANDING AND POWER. DMI is a corporation duly organized and validly existing under the laws of the state of Colorado, has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business
Condition of DMI. DMI has no Subsidiaries. DMI has delivered to OnHealth complete and correct copies of the articles, bylaws, and/or other primary charter and organizational documents ("DMI CHARTER DOCUMENTS") of DMI, in each case, as amended to the date hereof. The minute books and stock records of DMI contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders of DMI and its Board of Directors, and all original issuances and subsequent transfers, repurchases, and cancellations of DMI's capital stock. The DMI
Disclosure Schedule contains a complete and correct list of the officers and directors of DMI.

                  2.2.2    CAPITAL STRUCTURE.

                           (a) The authorized  capital stock of DMI consists of
1,000 DMI Shares, no par value per share, of which 500 DMI Shares are issued and outstanding. As of the date hereof, no DMI Common Shares are reserved for issuance upon the exercise of outstanding DMI warrants or options. No other shares of capital stock, other than the DMI Shares are outstanding or authorized.
                           (b) All  outstanding  DMI Shares are validly  issued,
fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which DMI is a party or by which DMI may be bound. Except as set forth in this Agreement, there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which DMI is a party or by which DMI may be bound obligating DMI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of DMI, or obligating DMI to grant, extend or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right. DMI does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of DMI Shares on any matter ("DMI VOTING DEBT") or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the Mergers.

                  2.2.3 AUTHORITY. The execution, delivery, and performance of this Agreement by DMI has been duly authorized by all necessary action of the Board of Directors of DMI. Certified copies of the resolutions adopted by the Board of Directors of DMI approving this Agreement have been, or at the Closing will be, provided to OnHealth. Each of DMI and the Shareholder has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of each of the Shareholder and DMI in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  2.2.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. DMI holds, and at all times has held, all licenses, permits, and authorizations from all Governmental Entities, (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on DMI's Business Condition. There are no violations or claimed violations known by DMI or the Shareholder of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement by DMI and the Shareholder nor the performance by DMI and the Shareholder of their obligations under this Agreement will, in any material respect, violate any provision of laws or will conflict with, result in the material breach of any of the terms or conditions of, constitute a material breach of any of the terms or conditions of, constitute a material default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or DMI Shares pursuant to, any of the DMI Charter Documents or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which DMI is a party or by which DMI or any of its assets is bound or affected. No Consent by any Governmental Entity is required by or with respect to DMI in connection with the execution and delivery of this Agreement by DMI or the consummation by DMI of the Mergers, except for the filing of the appropriate Merger Documents with the Secretary of State of the state of Colorado and except for such other Consents, which if not obtained or made would not have a material adverse effect on DMI's Business Condition.

                  2.2.5    TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS.

                  (a) The "DMI INTELLECTUAL PROPERTY" consists of the following:

                                    (i)    all  patents,   trademarks,   trade
names, service marks, mask works, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form) owned by DMI;

                                    (ii)   all    goodwill    associated    with
trademarks, trade names service marks and trade dress owned by DMI;

                                   (iii)   all software  and  firmware listings,
and updated software source code, and complete system build software and instructions related to all software described herein owned by DMI;

                                    (iv)  all   documents,   records  and  files
relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by DMI;
                                     (v)  all  other  tangible  or  intangible
proprietary information and materials owned by DMI; and

                                    (vi)  all license  and  other  rights in any
third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) through (v) above;

that are being, and/or have been, used, or are currently under development for use, in the business of DMI as it has been, is currently or is currently anticipated to be (up to the Closing), conducted. DMI Intellectual Property described in clauses (i) to (v) above is referred to herein as "DMI OWNED INTELLECTUAL PROPERTY" and DMI Intellectual Property described in clause (vi) above is referred to herein as "DMI LICENSED INTELLECTUAL PROPERTY". Unless otherwise noted, all references to "DMI Intellectual Property" shall refer to both DMI Owned Intellectual Property and DMI Licensed Intellectual Property.

                           (b)  The  DMI  Disclosure  Schedule  lists:  (i)  all
patents, registered copyrights, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in the DMI Owned Intellectual Property; (ii) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by DMI; (iii) all licenses, sublicenses and other agreements to which DMI is a party and pursuant to which any other person is authorized to have access to or use the DMI Owned Intellectual Property or exercise any other right with regard thereto; (iv) all DMI Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the DMI); and (v) any obligations of exclusivity, noncompetition, nonsolicitation, or first negotiation to which DMI is subject under any agreement that does not fall within the ambit of (iii) or (iv) above.

                           (c)  The DMI Intellectual Property consists solely of
items and rights that are either: (i) owned by DMI, (ii) in the public domain, or (iii) rightfully used and authorized for use by DMI and its successors pursuant to a valid license or other agreement. DMI has all rights in the DMI Intellectual Property reasonably necessary to carry out DMI's current, and anticipated future (up to the Closing) activities and has or had all rights in the DMI Intellectual Property reasonably necessary to carry out DMI's former activities, including without limitation, if necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the DMI Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software and firmware listings that are part of the DMI Owned Intellectual Property are adequately commented in accordance with current software industry standards.

                           (d)  DMI is not, nor as a result of the  execution or
delivery of this Agreement, or performance of DMI's obligations hereunder, will DMI be, in violation of any license, sublicense or other agreement relating to the DMI Intellectual Property to which DMI is a party or otherwise bound. Except pursuant to the terms of the agreements listed in the DMI Disclosure Schedule, DMI is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by DMI or its successors in the DMI Intellectual Property.

                           (e)  The    use,    reproduction,     modification,
distribution, licensing, sublicensing, sale, or any other exercise of rights in any DMI Owned Intellectual Property or any other authorized exercise of rights in or to the DMI Owned Intellectual Property by DMI or its licensees does not and, and to DMI's knowledge, will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, to the knowledge of DMI, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any DMI Licensed

Intellectual Property or any other authorized exercise of rights in or to the DMI Licensed Intellectual Property by DMI or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by DMI of any of the DMI Owned Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any DMI Owned Intellectual Property by DMI or its licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of DMI, are threatened by any person nor, to the knowledge of DMI, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the DMI Disclosure Schedule and all copyright registrations held by DMI are valid, enforceable and subsisting. To the knowledge of DMI, there is no unauthorized use, infringement or misappropriation of any of the DMI Owned Intellectual Property by any third party, employee or former employee.

                           (f)   No  parties   other  than  DMI  possess  any
current or contingent rights to any source code that is part of the DMI Owned Intellectual Property (including, without limitation, through any escrow account).
                           (g)   The DMI Disclosure Schedule lists all parties
who have created any material portion of, or otherwise have any rights in or to, the DMI Owned Intellectual Property other than employees of DMI whose work product was created by them entirely within the scope of their employment by DMI and constitutes works made for hire owned by DMI. DMI has secured from all parties who have created any material portion of, or otherwise have any rights in or to, the DMI Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to DMI and has provided true and complete copies of such assignments or licenses to OnHealth.

                           (h)   The DMI  Disclosure  Schedule  includes a true
and complete list of support and maintenance agreements relating to DMI Owned Intellectual Property or to which DMI is a party as to DMI Licensed Intellectual Property including the identity of the parties and the respective dates of such agreements and remedies for their breach.

                           (i)   DMI  has   obtained  legally   binding  written
agreements from all third parties with whom DMI has shared confidential proprietary information (i) of DMI, or (ii) received from others which DMI is obligated to treat as confidential, which agreements require such third parties to keep such information confidential.

                           (j)   DMI has obtained any and all necessary consents
from consumers with regard to the DMI's collection and dissemination of personal consumer information in accordance with DMI's privacy policy as published on its website. DMI's practices regarding the collection and use of consumer personal information are in accordance with DMI's privacy policy as published on its website.

                           (k)   The  DMI  Owned  Intellectual Property is,  and
any products manufactured and commercially released by DMI or currently under development, are fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000. To the best of DMI's knowledge, the DMI Licensed Intellectual Property is fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000. Schedule 2.2.5(k) sets forth the tests, inquiries and other activities undertaken by DMI up to Closing, with respect to the Year 2000 Compliant nature of any and all DMI Licensed Intellectual Property.

                  2.2.6 FINANCIAL STATEMENTS. DMI has delivered to OnHealth an unaudited balance sheet as of September 30, 1999, and the related unaudited statement of income for the nine months ended September 30, 1999 included in
Schedule 2.2.6 hereto (such balance sheet is referred to as the "DMI FINANCIAL STATEMENT"). Such DMI Financial Statement: (i) are in accordance with the books and records of DMI, (ii) present fairly, in all material respects, the financial position of DMI as of the date indicated and the results of its operations for each of the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied except (a) the unaudited Financial Statements do not contain footnotes, and (b) as described in the DMI Disclosure Schedule. There are no material off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements or the DMI Disclosure Schedule. The liabilities of DMI were incurred in the ordinary course of DMI's business except as otherwise indicated in the DMI Disclosure Schedule. The "DMI PRO FORMA CLOSING BALANCE SHEET" included in Schedule 2.2.6 sets forth, based on reasonable assumptions relating to the operation of the business conducted by DMI, the projected Balance Sheet as of the estimated Closing Date. A "FINAL DMI PRO FORMA CLOSING BALANCE SHEET" will be prepared, and any updates or revisions of such statement will be prepared, on a basis consistent with the Financial Statement (with the proviso that the Pro Forma Closing Balance Sheets shall not be reviewed in accordance with applicable standards of the American Institute of Certified Public Accountants) and Schedule 2.2.6.

                  2.2.7 TAXES.  DMI has timely filed (or caused to be filed) all federal, state, local and foreign tax returns, reports and information statements required to be filed by it, which returns, reports and statements are true, correct and complete in all material respects, and paid all taxes required to be paid by it as shown on such returns, reports and statements. All taxes required to be paid for all Return Periods have either been paid or fully accrued on the books of DMI. DMI has fully accrued on the DMI Financial Statements all of its unpaid taxes in respect of all periods (or the portion of any such periods) subsequent to the Return Periods, and will accrue on the Final Pro Forma Closing Balance Sheet all unpaid taxes with respect to any period ending after September 30, 1999, and through the Closing Date. The books and records of the DMI have been kept on a tax basis. No deficiencies or adjustments for any tax have been claimed, proposed or assessed, or to the best of DMI's knowledge, threatened. The DMI Disclosure Schedule accurately sets forth the years for which DMI's federal and state income tax returns, respectively, have been audited and any years which, to the knowledge of DMI, are the subject of a pending audit by the Internal Revenue Service and the applicable state agencies. Except as so disclosed, DMI is not subject to any pending or, to the best of DMI's knowledge, threatened, tax audit or examination and DMI has not waived any statute of limitation with respect to the assessment of any tax which waiver remains in effect. DMI has provided OnHealth true and correct copies of all tax returns, information, statements, reports, work papers and other tax data reasonably requested by OnHealth. No consent or agreement has been made under
Section 341 of the Code by or on behalf of DMI or any predecessor thereof.

         There are no liens for taxes upon the assets of DMI except for taxes that are not yet payable. DMI has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. DMI is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period, by reason of a change in accounting method; nor does DMI have any knowledge that the IRS (or other taxing authority) has proposed; or is considering, any such change in accounting method. DMI is not a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or, in the case of any such agreement or arrangement to which it may be a party, shareholder approval of any such payments shall be obtained in accordance with
Section 280G). None of the assets of DMI is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of DMI is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of DMI secures any debt the interest on which is tax exempt under Section 103 of the Code.

                  2.2.8 LEASES IN EFFECT. DMI is not a party to any real property leases or subleases.

                  2.2.9 CERTAIN TRANSACTIONS. None of the directors, officers, or shareholders of DMI, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction with DMI, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of DMI's officers or directors has any material interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of DMI, or any supplier, distributor or customer of DMI, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans.

                  2.2.10 LITIGATION AND OTHER PROCEEDINGS. Neither DMI nor any of its officers, directors, shareholders is a party to any pending or, to the best knowledge of DMI, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of DMI or, in the case of an individual, from acts in his or her capacity as an officer, director, or employee of DMI which individually or in the aggregate would be materially adverse to DMI. DMI is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on DMI's Business Condition.

                  2.2.11 NO DEFAULTS. DMI is not, nor has DMI received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Articles of Incorporation or Bylaws of DMI or any comparable governing instrument of DMI; (ii) any judgment, decree or order applicable to DMI; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which DMI is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of DMI.

                  2.2.12 MAJOR CONTRACTS.  DMI is not a party to or subject to:

                           (a) Any union contract, or any employment contract or
arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee;

                           (b) Any plan or contract or  arrangement,  written or
oral,  providing  for  bonuses,  pensions,  deferred  compensation,   retirement
payments, profit-sharing, or the like;

                           (c) Any joint venture  contract or arrangement or any
other agreement which has involved or is expected to involve a sharing of profits;

                           (d) Any OEM agreement, distribution agreement, volume
purchase agreement, corporate end user sales or service agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract $25,000 or pursuant to which DMI has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

                           (e) Any lease for real or personal  property in which
the amount of payments which DMI is required to make on an annual basis exceeds $10,000;

                           (f) Any  material  agreement,   license,  franchise,
permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing, or the consummation of the transactions contemplated hereby or thereby;

                           (g) Except  for trade  indebtedness  incurred  in the
ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $15,000 or more;

                           (h) Any  material  license   agreement,   either  as
licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users in the ordinary course of business consistent with prior practice); or

                           (i) Any contract containing  covenants  purporting to
limit DMI's freedom to compete in any line of business in any geographic area.

         All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the DMI Disclosure Schedule pursuant to this
Section 2.2.12 are valid and in full force and effect and DMI has not, nor, to the best knowledge of DMI, has any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

                  2.2.13 MATERIAL RELATIONS. To DMI's knowledge, as of the date of this Agreement, none of the parties to any of the major contracts identified in the DMI Disclosure Schedule pursuant to Section 2.2.12 have terminated, or expressed to the DMI an intent to materially reduce or terminate the amount of its business with DMI in the future.

                  2.2.14 EMPLOYEES. DMI does not have any employees.

                  2.2.15 CERTAIN AGREEMENTS. Except as disclosed in the DMI Disclosure Schedule or as contemplated by this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by DMI (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of DMI under any Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  2.2.16 GUARANTEES AND SURETYSHIPS. DMI has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to tax matters), DMI has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

                  2.2.17 BROKERS AND FINDERS. Neither DMI nor the Shareholder have retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will DMI owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

                  2.2.18 CERTAIN PAYMENTS. Neither DMI nor the Shareholder acting on behalf of DMI, nor to the best knowledge of DMI, any person or other entity acting on behalf of DMI has, directly or indirectly, on behalf of or with respect to DMI: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on the books of DMI, (iv) created or used any "off-book" bank or cash account or "slush fund", or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

                  2.2.19 DISCLOSURE. Neither the representations or warranties made by DMI and the Shareholder in this Agreement, nor the final DMI Disclosure Schedule or any other certificate executed and delivered by DMI pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.2.20 RELIANCE. The foregoing representations and warranties are made by DMI and the Shareholder with the knowledge and expectation that OnHealth is placing reliance thereon.

         2.3 REPRESENTATIONS AND WARRANTIES OF THE LLC. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and is delivered by the LLC to OnHealth prior to the execution of this Agreement (the "LLC DISCLOSURE SCHEDULE"), and whether or not the LLC Disclosure Schedule is referred to in a specific section, each of the LLC and its members, HDI and DMI (the "MEMBERS") represents and warrants to OnHealth and the Subs as follows:

                  2.3.1 ORGANIZATION, STANDING AND POWER. The LLC is a limited liability company duly organized and validly existing under the laws of the state of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of the LLC. References to the LLC shall include all Subsidiaries of the LLC, unless the context specifically indicates otherwise. The LLC has delivered to OnHealth complete and correct copies of the certificate of formation, operating agreement, and/or other primary charter and organizational documents ("LLC CHARTER DOCUMENTS") of the LLC, in each case, as amended to the date hereof. The minute books and stock records of the LLC contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the members of the

LLC, and all original issuances and subsequent transfers, repurchases, and cancellations of the LLC's membership interests. The DMI Disclosure Schedule contains a complete and correct list of the officers and directors or other managing structure of the LLC.

                  2.3.2    CAPITAL STRUCTURE.

                           (a) The LLC Charter  Documents provide for membership
interests that have been issued HDI and DMI as set forth on Schedule 2.3.2. No other membership interests or agreements to issue membership interests in the LLC exist or are outstanding.

                           (b) None of the  membership interests  in the LLC are
subject to any preemptive rights, or to any agreement to which the LLC is a party or by which the LLC may be bound. Except as set forth in this Agreement and Schedule 2.3.2, there are not any membership interests of any sort, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which the LLC is a party or by which the LLC may be bound obligating the LLC to issue, deliver or sell, or cause to be issued, delivered or sold, additional ownership interests of the LLC, or obligating the LLC to grant, extend or enter into any such ownership interest, commitment, agreement, contract, understanding, restriction, arrangement or right. The LLC does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to participate in the management of the LLC) with current members or managers of the LLC on any matter ("LLC VOTING DEBT") or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the Mergers.

                  2.3.3 AUTHORITY. The execution, delivery, and performance of this Agreement by the LLC has been duly authorized by all necessary action of the LLC. Certified copies of the resolutions adopted by the LLC approving this Agreement have been, or at the Closing will be, provided to OnHealth. The LLC has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of the LLC in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  2.3.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. The LLC holds, and at all times has held, all licenses, permits, and authorizations from all Governmental Entities, necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on the LLC's Business Condition. There are no violations or claimed violations known by the LLC of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement by the LLC nor the performance by the LLC of its obligations under this Agreement will, in any material respect,

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


violate any provision of laws or will conflict with, result in the material breach of any of the terms or conditions of, constitute a material breach of any of the terms or conditions of, constitute a material default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, limited liability company interests, or assets, pursuant to, any of the LLC Charter
Documents or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which the LLC is a party or by which the LLC or any of its assets is bound or affected. No Consent by any Governmental Entity is required by or with respect to the LLC in connection with the execution and delivery of this Agreement by the LLC or the consummation by the LLC of the Mergers, except for the filing of the appropriate Merger Documents with the Secretary of State of the state of Colorado and except for such other Consents and for such other Consents, which if not obtained or made would not have a material adverse effect on the LLC's Business Condition.

                  2.3.5    TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS.

                    (a) The "LLC INTELLECTUAL PROPERTY" consists of the following:

                                    (i)    all  patents,   trademarks,   trade
names, service marks, mask works, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form) owned by the LLC;

                                    (ii)   all    goodwill    associated    with
trademarks, trade names service marks and trade dress owned by the LLC;

                                    (iii)  all software  and firmware  listings,
and updated software source code, and complete system build software and instructions related to all software described herein owned by the LLC;

                                    (iv)   all  documents,   records  and  files
relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by the LLC;

                                    (v)    all  other tangible  or  intangible
proprietary  information  and materials owned by the LLC; and

                                    (vi)   all license and  other  rights in any
third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) through (v) above; that are being, and/or have been, used, or are currently under development for use, in the business of the LLC as it has been, is currently or is currently anticipated to be (up to the Closing), conducted. LLC Intellectual Property described in clauses (i) to (v) above is referred to herein as "LLC OWNED INTELLECTUAL PROPERTY" and LLC Intellectual Property described in clause (vi) above is referred to herein as "LLC LICENSED INTELLECTUAL PROPERTY". Unless otherwise noted, all references to "LLC Intellectual Property" shall refer to both LLC Owned Intellectual Property and LLC Licensed Intellectual Property.

                           (b)  The  LLC  Disclosure  Schedule  lists:  (i)  all
patents, registered copyrights, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in the LLC Owned Intellectual Property; (ii) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by the LLC; (iii) all licenses, sublicenses and other agreements to which the LLC is a party and pursuant to which any other person is authorized to have access to or use the LLC Owned Intellectual Property or exercise any other right with regard thereto; (iv) all LLC Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the LLC); and (v) any obligations of exclusivity, noncompetition, nonsolicitation, or first negotiation to which the LLC is subject under any agreement that does not fall within the ambit of (iii) or (iv) above.

                           (c)  The LLC Intellectual Property consists solely of
items and rights that are either: (i) owned by the LLC, (ii) in the public domain, or (iii) rightfully used and authorized for use by the LLC and its successors pursuant to a valid license or other agreement. The LLC has all rights in the LLC Intellectual Property reasonably necessary to carry out the LLC's current, and anticipated future (up to the Closing) activities and has or had all rights in the LLC Intellectual Property reasonably necessary to carry out the LLC's former activities, including without limitation, if necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the LLC Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software and firmware listings that are part of the LLC Owned Intellectual Property are adequately commented in accordance with current software industry standards.

                           (d)  The LLC is not, nor as a result of the execution
or delivery of this Agreement, or performance of the LLC's obligations hereunder, will the LLC be, in violation of any license, sublicense or other agreement relating to the LLC Intellectual Property to which the LLC is a party or otherwise bound. Except pursuant to the terms of the agreements listed in the LLC Disclosure Schedule, the LLC is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the LLC or its successors in the LLC Intellectual Property.

                           (e)  The    use,    reproduction,     modification,
distribution, licensing, sublicensing, sale, or any other exercise of rights in any LLC Owned Intellectual Property or any other authorized exercise of rights in or to the LLC Owned Intellectual Property by the LLC or its licensees does not and, to the LLC's knowledge, will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, to the knowledge of the LLC, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any LLC Licensed Intellectual Property or any other authorized exercise of rights in or to the LLC Licensed Intellectual Property by the LLC or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by the LLC of any of the LLC Owned Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any LLC Owned Intellectual Property by the LLC or its licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of the LLC, are threatened by any person nor, to the knowledge of the LLC, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the LLC Disclosure Schedule and all copyright registrations held by the LLC are valid, enforceable and subsisting. To the knowledge of the LLC, there is no unauthorized use, infringement or misappropriation of any of the LLC Owned Intellectual Property by any third party, employee or former employee.

                           (f) No parties other than the LLC possess any current
or contingent rights to any source code that is part of the LLC Owned Intellectual Property (including, without limitation, through any escrow account).
                           (g) The LLC Disclosure Schedule lists all parties who
have created any material portion of, or otherwise have any rights in or to, the LLC Owned Intellectual Property other than employees of the LLC whose work product was created by them entirely within the scope of their employment by the LLC and constitutes works made for hire owned by the LLC. The LLC has secured from all parties who have created any material portion of, or otherwise have any rights in or to, the LLC Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to the LLC and has provided true and complete copies of such assignments or licenses to OnHealth.
                           (h) The LLC Disclosure  Schedule  includes a true and
complete list of support and maintenance agreements relating to LLC Owned Intellectual Property or to which the LLC is a party as to LLC Licensed
Intellectual Property including the identity of the parties and the respective dates of such agreements and remedies for their breach.

                           (i)  The  LLC has  obtained  legally  binding written
agreements from all employees and third parties with whom the LLC has shared confidential proprietary information (i) of the LLC, or (ii) received from others which the LLC is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

                           (j)  The  LLC has  obtained  any  and  all  necessary
consents from consumers with regard to the LLC's collection and dissemination of personal consumer information in accordance with the LLC's privacy policy as published on its website. The LLC's practices regarding the collection and use of consumer personal information are in accordance with the LLC's privacy policy as published on its website.

                           (k)  The LLC Owned  Intellectual Property is, and any
products manufactured and commercially released by the LLC or currently under development, are fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000. To the best of the LLC's knowledge, the LLC Licensed Intellectual Property is fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000.
Schedule 2.3.5(k) sets forth the tests, inquiries and other activities undertaken by the LLC up to Closing, with respect to the Year 2000 Compliant nature of any and all LLC Licensed Intellectual Property.

                  2.3.6 FINANCIAL STATEMENTS. The LLC has delivered to OnHealth an unaudited balance sheet as of September 30 1999, and the related unaudited statement of income for the nine months ended September 30, 1999 included in
Schedule 2.3.6 hereto (such balance sheet is referred to as the "LLC FINANCIAL STATEMENT"). Such LLC Financial Statement: (i) are in accordance with the books and records of the LLC, (ii) present fairly, in all material respects, the financial position of the LLC as of the date indicated and the results of its operations for each of the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied except (a) the unaudited Financial Statements do not contain footnotes, and (b) as described in the LLC Disclosure Schedule. There are no material off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements or the LLC Disclosure Schedule. The liabilities of the LLC were incurred in the ordinary course of the LLC's business except as otherwise indicated in the LLC Disclosure Schedule. The "PRO FORMA CLOSING BALANCE SHEET" included in Schedule 2.3.6 sets forth, based on reasonable assumptions relating to the operation of the business conducted by the LLC, the projected Balance Sheet as of the estimated Closing Date. A "FINAL PRO FORMA CLOSING BALANCE SHEET" will be prepared, and any updates or revisions of such statement will be prepared, on a basis consistent with the Financial Statement (with the proviso that the Pro Forma Closing Balance Sheets shall not be reviewed in accordance with applicable standards of the American Institute of Certified Public Accountants) and Schedule 2.3.6.

                  2.3.7 TAXES. The LLC has timely filed (or caused to be filed) all federal, state, local and foreign tax returns, reports and information statements required to be filed by it, which returns, reports and statements are

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

true, correct and complete in all material respects, and paid all taxes required to be paid by it as shown on such returns, reports and statements. All taxes required to be paid for all Return Periods have either been paid or fully accrued on the books of the LLC. The LLC has fully accrued on the LLC Financial Statements all of its unpaid taxes in respect of all periods (or the portion of any such periods) subsequent to the Return Periods, and will accrue on the Final Pro Forma Closing Balance Sheet all unpaid taxes with respect to any period ending after September 30, 1999, and through the Closing Date. The books and records of the LLC have been kept on a tax basis. No deficiencies or adjustments for any tax have been claimed, proposed or assessed, or to the best of the LLC's knowledge, threatened. The LLC Disclosure Schedule accurately sets forth the years for which the LLC's federal and state income tax returns, respectively, have been audited and any years which, to the knowledge of the LLC, are the subject of a pending audit by the Internal Revenue Service and the applicable state agencies. Except as so disclosed, the LLC is not subject to any pending or, to the best of the LLC's knowledge, threatened, tax audit or examination and the LLC has not waived any statute of limitation with respect to the assessment of any tax which waiver remains in effect. The LLC has provided OnHealth true and correct copies of all tax returns, information, statements, reports, work papers and other tax data reasonably requested by OnHealth. No consent or agreement has been made under Section 341 of the Code by or on behalf of the LLC or any predecessor thereof.

         There are no liens for taxes upon the assets of the LLC except for taxes that are not yet payable. The LLC has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. The LLC is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period, by reason of a change in accounting method; nor does the LLC have any knowledge that the IRS (or other taxing authority) has proposed; or is considering, any such change in accounting method. The LLC is not a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or, in the case of any such agreement or arrangement to which it may be a party, shareholder approval of any such payments shall be obtained in accordance with Section 280G). None of the assets of the LLC is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of the LLC is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of the LLC secures any debt the interest on which is tax exempt under Section 103 of the Code.

                  2.3.8 LEASES IN EFFECT. All leases of real and personal property that the LLC is party to are set forth on the LLC Disclosure Schedule.

                  2.3.9 CERTAIN TRANSACTIONS. None of the members of the LLC or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction with the LLC, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of the LLC's officers, employees or members has any material interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of the LLC, or any supplier, distributor or customer of the LLC, except for the normal rights of a member, and except for rights under existing employee benefit plans.

                  2.3.10 LITIGATION AND OTHER PROCEEDINGS. Neither the LLC nor any of its officers, members or employees is a party to any pending or, to the best knowledge of the LLC, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of the LLC or, in the case of an individual, from acts in his or her capacity as an officer, director, or employee of the LLC which individually or in the aggregate would be materially adverse to the LLC. The LLC is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on the LLC's Business Condition.

                  2.3.11 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since September 30, 1999, there has not been:

                           (a)    Any  transaction  involving  more than $15,000
entered into by the LLC other than in the ordinary course of business; any change (or any development or combination of developments of which the LLC has knowledge which is reasonably likely to result in such a change) in the LLC's Business Condition, other than changes in the ordinary course of business which in the aggregate have not been materially adverse to the LLC's Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of the LLC due to fire or other casualty, or any other loss, whether or not insured, amounting to more than $15,000 in the aggregate;

                           (b)    Any  termination,  modification, or rescission
of, or waiver by the LLC of rights under, any existing contract having or likely to have a material adverse effect on the LLC's Business Condition;

                           (c)    Any  discharge  or  satisfaction by the LLC of
any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet included in the LLC Financial Statements as of September 30, 1999, in the ordinary course of business; or

                           (e)    Any  mortgage,  pledge,  imposition  of  any
security interest, claim, encumbrance, or other restriction on any of the assets, tangible or intangible, of the LLC.

                  2.3.12 PERSONAL PROPERTY. The LLC has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances, and restrictions of any nature whatsoever (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements, and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the balance sheet included in the Financial Statements or used in the LLC's business as of the date of such balance sheet even if not reflected thereon, except for acquisitions and dispositions since September 30, 1999 in the ordinary course of business. The LLC Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property having a book value of $5,000 or more, which are used by the LLC in the conduct of its business. All such equipment and property are in good operating condition and repair, reasonable wear and tear excepted.

                  2.3.13 INSURANCE AND BANKING FACILITIES. The LLC Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of the LLC in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which the LLC has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from the LLC with respect to any such contracts of insurance or indemnity have been paid, and the LLC does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All material known claims for insurance or indemnity have been presented.

                  2.3.14  EMPLOYEES.  The LLC does not have any written contract of employment or other employment agreement with any of its employees that is not terminable at will by the LLC. The LLC is not a party to any pending, or to the LLC's knowledge, threatened, labor dispute. The LLC has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining, payment of Social Security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or to the LLC's knowledge threatened to be brought, in any court or administrative agency by any former or current the LLC employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending from any current or former employee or any other person arising out of the LLC's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise.

         2.3.15 EMPLOYEE BENEFIT PLANS. Each bonus, deferred compensation, pension, profit sharing, retirement, severance, unemployment, training, vacation, tuition, dependent care, prepaid legal, cafeteria, stock option, stock purchase, group insurance, health, disability, accident, death benefit, welfare and other employee benefit plan, fund, program, arrangement or policy, whether formal or informal covering active, former or retired employees of the LLC ("PLAN") is listed and briefly described in the LLC Disclosure Schedule. The LLC does not have any commitment to create, adopt or contribute to, any additional plan covering any active, former or retired employee of the LLC. With respect to each Plan (as applicable), the LLC has delivered to OnHealth a copy of the Plan document, summary plan description, summaries of material modifications and other material employee communications, trust agreement, annuity and insurance contract, vendor services agreement, all determination letters received from the Internal Revenue Service, and all annual reports (Form 5500) filed with the Internal Revenue Service. To the extent applicable, each Plan complies, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has remained tax-qualified to this date and its related trust is tax-exempt and has been so since its creation. No Plan is covered by Title IV of ERISA or Section 412 of the Code. No "PROHIBITED TRANSACTION," as defined in ERISA Section 406 or Code Section 4975 has occurred with respect to any Plan. Each Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. There are no pending or anticipated material claims against or otherwise involving any of the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. To the LLC's knowledge, there are no current, pending or threatened investigations, audits or other actions or proceedings by a governmental entity with respect to any Plan. The LLC has no obligation for retiree health and life benefits under any Plan, except as set forth on the LLC Disclosure Schedule or as required to avoid excise taxes under Section 4980(B) of the Code, and there are no restrictions on the rights of the LLC to amend or terminate any Plan without incurring any liability thereunder. The LLC has not engaged in, nor is it a successor or parent corporation to an entity that has engaged in, a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by the LLC relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level of expense incurred in respect thereof for the year ended December 31, 1997. No tax under Section 4980B of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

                  2.3.16 NO DEFAULTS. The LLC is not, nor has the LLC received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the LLC Charter Documents; (ii) any judgment, decree or order applicable to the LLC; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which the LLC is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of the LLC.

                  2.3.17 MAJOR CONTRACTS. The LLC is not a party to or subject to:

                           (a)    Any union contract, or any employment contract
or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee;

                           (b)    Any plan or contract or  arrangement,  written
or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, or the like;


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


                           (c)    Any joint venture  contract or arrangement or
any other agreement which has involved or is expected to involve a sharing of profits;

                           (d)    Any  OEM  agreement,  distribution  agreement,
volume purchase agreement, corporate end user sales or service agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract $25,000 or pursuant to which the LLC has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;
                           (e)    Any lease for  real or personal  property  in
which the amount of payments which the LLC is required to make on an annual basis exceeds $10,000;

                           (f)    Any  material  agreement, license,  franchise,
permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing, or the consummation of the transactions contemplated hereby or thereby;

                           (g)    Except  for trade  indebtedness  incurred  in
the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $15,000 or more;

                           (h)    Any  material  license   agreement, either  as
licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users in the ordinary course of business consistent with prior practice); or

                           (i)    Any contract containing  covenants  purporting
to limit the LLC's freedom to compete in any line of business in any geographic area.

         All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the LLC Disclosure Schedule pursuant to this
Section 2.3.17 are valid and in full force and effect and the LLC has not, nor, to the best knowledge of the LLC, has any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

                  2.3.18 MATERIAL RELATIONS. To the LLC's knowledge, as of the date of this Agreement, none of the parties to any of the major contracts identified in the LLC Disclosure Schedule pursuant to Section 2.3.17 have terminated, or expressed to the LLC an intent to materially reduce or terminate the amount of its business with the LLC in the future.

                  2.3.19 CERTAIN AGREEMENTS. Except as disclosed in the LLC Disclosure Schedule or as contemplated by this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by the LLC (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of the LLC under any Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  2.3.20 GUARANTEES AND SURETYSHIPS. The LLC has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to tax matters), the LLC has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

                  2.3.21 BROKERS AND FINDERS. The LLC has not retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will the LLC owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the Mergers.

                  2.3.22 CERTAIN PAYMENTS. Neither the LLC nor to the best knowledge of the LLC, any person or other entity acting on behalf of the LLC has, directly or indirectly, on behalf of or with respect to the LLC: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on the books of the LLC,
(iv) created or used any "off-book" bank or cash account or "slush fund", or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

                  2.3.23  ENVIRONMENTAL MATTERS.  To the best knowledge of the
LLC:

                           (a)    There has not been a  discharge  or release on
any real property owned or leased by the LLC (the "REAL PROPERTY"), during the period the Real Property has been owned or leased by the LLC, of any Hazardous Material (as defined below) by the LLC in violation of any federal, state or local statute, regulation, rule or order applicable to health, safety and the environment, including without limitation, contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials;

                           (b)    No Hazardous Material has been used by the LLC
in the operation of the LLC's business;

                           (c)    The LLC has not received from any Governmental
Entity or third party any request for information, notice of claim, demand letter or other notification, notice or information that the LLC is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

                           (d)    There  have  been  no  environmental
investigations,studies, audits, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

                           (e)    There is no asbestos present in any Real
Property presently owned or operated by the LLC, and no asbestos has been removed from any Real Property while such Real Property was owned or operated by the LLC; and
                           (f)    There are no underground  storage tanks on, in
or under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which are or have been in the ownership of the LLC.

         "HAZARDOUS MATERIAL" means any substance (i) that is a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, rule or order, (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental Entity, (iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by HDI or the then current owner(s) of any of the Real Property.

                  2.3.24 DISCLOSURE. Neither the representations or warranties made by the LLC in this Agreement, nor the final LLC Disclosure Schedule or any other certificate executed and delivered by the LLC pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.3.25 RELIANCE. The foregoing representations and warranties are made by the LLC with the knowledge and expectation that OnHealth is placing reliance thereon.

         2.4 REPRESENTATIONS AND WARRANTIES OF ONHEALTH AND THE SUBS. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section and subsection to which such disclosure relates and is delivered by OnHealth to the Acquired Companies prior to the execution of this Agreement (the "ONHEALTH DISCLOSURE SCHEDULE"), OnHealth and each of the Subs represents and warrants to HDI, DMI, HID LLC and the Shareholder as follows:

                  2.4.1 ORGANIZATION, STANDING AND POWER. OnHealth and each of the Subs are corporations duly organized and validly existing, or, with respect to the Subs, will be validly existing as of the Closing, under the laws of Washington and Colorado, respectively and have all requisite power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted, and are duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of OnHealth.

                  2.4.2 AUTHORITY. The execution, delivery, and performance of this Agreement by OnHealth and the Subs has been or will be as of the Closing duly authorized by all necessary corporate action of OnHealth and the Subs. OnHealth and each of the Subs have duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of OnHealth and each of the Subs in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  2.4.3 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Neither the execution and delivery of this Agreement by OnHealth and the Subs nor the performance by OnHealth and the Subs of their obligations under this Agreement will violate any provision of law or will conflict with, result in the breach of any of the terms and conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance or restriction upon any of the properties, assets, or shares of capital stock of OnHealth pursuant to any charter document of OnHealth or either of the Subs or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which OnHealth or either of the Subs is a party or by which OnHealth or any of their assets are bound or affected. No Consent of any Governmental Entity or third party is required by or with respect to OnHealth in connection with the execution and delivery of this Agreement by OnHealth or the consummation by OnHealth of the transactions contemplated hereby or thereby, and such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on OnHealth's Business Condition.

                  2.4.4 FINANCIAL STATEMENTS AND SEC DOCUMENTS. The OnHealth Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all documents filed with the SEC by OnHealth (collectively the "SEC DOCUMENTS") and the description of the OnHealth Common Shares included therein are, as of the time made, accurate and complete and contain no material misstatement or omit to state any fact necessary to make the statements therein not misleading. Since September 30, 1998, OnHealth has timely filed all documents currently required to be filed with the SEC pursuant to the 1934 Act and otherwise satisfies all applicable requirements for the use of the Form S-3 Registration Statement. There are no "legal proceedings," as defined in Item 103 of Regulation S-K, to which OnHealth or any of its subsidiaries is a party which are required to be disclosed in the SEC Documents and have not been so disclosed.

                  2.4.5 CAPITAL SHARES. The OnHealth Common Shares issuable pursuant to this Agreement are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement will be validly issued, fully paid, nonassessable and not subject to any preemptive rights. The

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


authorized, issued and outstanding capital shares of OnHealth are as set forth in the SEC Documents as of the dates of the financial statements or other information included in the SEC Documents.

                  2.4.6 CAPITAL STRUCTURE. The authorized capital stock of OnHealth consists of 100,000,000 shares of OnHealth Common Shares and 1,000,000 preferred shares. All OnHealth Common Shares and other securities outstanding as of August 31, 1999 are set forth in the prospectus of OnHealth, dated August 31, 1999 (the "Prospectus"). The authorized capital stock of the OnHealth, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus.

                  2.4.7 DISCLOSURE. Neither the representations or warranties made by OnHealth in this Agreement, nor the final OnHealth Disclosure Schedule or any other certificate executed and delivered by OnHealth pursuant to this Agreement, nor the SEC documents when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.4.8 BROKERS AND FINDERS. OnHealth has not retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will OnHealth owe any fee or other amount to any other broker, finder, or investment banker in connection with this Agreement or the Mergers.

                  2.4.9 RELIANCE. The foregoing representations and warranties are made by OnHealth with the knowledge and expectation that the Acquired Companies and the Shareholder are placing reliance thereon.

                                   ARTICLE III
                         COVENANTS OF ACQUIRED COMPANIES

         During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), each of the Acquired Companies and the Shareholder, jointly and severally, agree (except as expressly contemplated by this Agreement, as specifically permitted by the HDI, DMI and LLC Disclosure Schedules or otherwise permitted by OnHealth's prior written consent):

         3.1      CONDUCT OF BUSINESS.

                  3.1.1 ORDINARY COURSE. The Acquired Companies shall carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers, consultants, and employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with it.

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


 The Acquired Companies shall promptly notify OnHealth of any event or occurrence or emergency which is not in the ordinary course of their business and which is material and adverse to any of the Acquired Companies' Business Condition. The foregoing notwithstanding, none of the Acquired Companies shall, except as approved in writing by OnHealth:

                           (a)      enter into any commitment or transaction (i)
to be performed over a period longer than six months in duration, or (ii) to purchase assets (other than raw materials, supplies, or cash equivalents) for a purchase price in excess of $10,000;

                           (b)      grant any bonus, severance,  or  termination
pay to any officer, director, member, independent contractor or employee of any of the Acquired Companies, other than pursuant to agreements in effect on the date hereof and described in any of the Acquired Companies' Disclosure Schedule;

                           (c)      enter into or amend any agreements  pursuant
to which any other party is granted marketing, publishing or distribution rights of any type or scope with respect to any hardware or software products of any of the Acquired Companies;

                           (d)      except  in  the ordinary course  of business
consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments or commitments, or amend or otherwise change the terms thereof;

                           (e)      commence  a lawsuit other than: (i)  for the
routine collection of bills, (ii) in such cases where the particular Acquired Company in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of that particular company's business, provided such Acquired Company consults with OnHealth prior to filing such suit, or (iii) for a breach of this Agreement;

                           (f)      materially  modify  existing  discounts or
other terms and conditions with dealers, distributors and other resellers of any of the Acquired Companies' products;

                           (g)      materially  modify the terms and  conditions
of existing corporate end user licenses or service agreements; or

                  3.1.2 DIVIDENDS, ISSUANCE OF OR CHANGES IN SECURITIES. None of the Acquired Companies shall: (i) declare or pay any dividends on or make other distributions to its shareholders, members or interest holders, as applicable (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock or membership interests of any class, any Acquired Company Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating the Acquired Company to issue any such shares, Acquired Company Voting Debt or other convertible securities, (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of an Acquired Company, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or membership interests (except pursuant to rights under existing agreements to repurchase shares upon termination of employment or other service relationships), or (v) propose any of the foregoing.

                  3.1.3 GOVERNING DOCUMENTS. None of the Acquired Companies shall amend its Charter Documents.

                  3.1.4 NO ACQUISITIONS. None of the Acquired Companies shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to make any such acquisition.

                  3.1.5 NO DISPOSITIONS. None of the Acquired Companies shall sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of its assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business consistent with prior practice.

                  3.1.6 INDEBTEDNESS. None of the Acquired Companies shall incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise; provided that nothing shall preclude any Acquired Company's repayment of existing debt provided that the funds are generated in the ordinary course and not a result of "discounting," "writing off" or similar adjustments to receivables which are not in the ordinary course, or the result of sales of products or assets for less than fair market value or other than in the ordinary course.
                  3.1.7 COMPENSATION. None of the Acquired Companies shall adopt or amend any Plan or pay any pension or retirement allowance not required by any existing Plan. None of the Acquired Companies shall enter into or modify any employment contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries and other remuneration for which any of the Acquired Companies is obligated pursuant to a written agreement a copy of which has been provided to OnHealth.

                  3.1.8 CLAIMS. None of the Acquired Companies shall settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice.

         3.2 ACCESS TO PROPERTIES AND RECORDS. Throughout the period between the date of this Agreement and the Closing, each of the Acquired Companies shall give OnHealth and its representatives full access, during reasonable business hours but in such a manner as not unduly to disrupt the business of the Acquired Companies, to their premises, properties, contracts, commitments, books, records, and affairs, and shall provide OnHealth with such financial, technical, and operating data and other information pertaining to its business as OnHealth may request. With an Acquired Company's prior consent, which shall not be unreasonably withheld, OnHealth shall be entitled to make appropriate inquiries of third parties in the course of its investigation. The LLC and OnHealth agree that the non-disclosure agreement, dated October 29, 1999 (the "CONFIDENTIALITY AGREEMENT"), between the LLC and OnHealth shall continue in full force and effect and shall be applicable to all Confidential Materials (as defined in the Confidentiality Agreement) received pursuant to this Agreement.

         3.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Except as specifically permitted by this Agreement, none of the Acquired Companies shall take any action that would cause or constitute a breach of any of the representations and warranties set forth in Section 2.1, 2.2 or 2.3 respectively or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, the Acquired Company will give detailed notice thereof to OnHealth and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

         3.4 CONSENTS. The Acquired Companies will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make all filings, required with respect to the consummation of the Mergers.

         3.5 TAX RETURNS. Each of the Acquired Companies shall promptly provide OnHealth with copies of all income, franchise and sales or use tax returns, reports and information statements that have been filed or are filed prior to the Closing Date.

         3.6 KEY EMPLOYEES OF ACQUIRED COMPANIES. The Shareholder will use his best efforts to have those employees of the LLC set forth on Schedule 3.6 execute an employment agreement with OnHealth in substantially the form as attached as Exhibit 3.6.

         3.7 EXCLUSIVITY; ACQUISITION PROPOSALS. Unless and until this Agreement shall have been terminated by either party pursuant to Article VIII hereof and thereafter subject to Section 8.6, neither the Acquired Companies nor the Shareholder shall (and each shall use its best efforts to ensure that none of its officers, directors, members, interest holders, agents, representatives or affiliates) take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than OnHealth and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "ACQUISITION TRANSACTION"), (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any person other than OnHealth or its representatives concerning the Acquired Companies' business or properties or afford to any person other than OnHealth or its representatives or entity access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information,
(iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Mergers.

         3.8 NOTICE OF EVENTS. Throughout the period between the date of this Agreement and the Closing, the Acquired Companies shall promptly advise OnHealth of any and all material events and developments concerning its financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning the Acquired Companies covered by the representations, warranties, and covenants of the Acquired Companies and the Shareholder contained in this Agreement.

         3.9 COMMERCIALLY REASONABLE EFFORTS. Each of the Acquired Companies and the Shareholder will use their commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

                                   ARTICLE IV
                              COVENANTS OF ONHEALTH

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), OnHealth and the Subs agree (except as expressly contemplated by this Agreement or with the prior written consent of the LLC) that it will take or cause the following actions to be taken:

         4.1 BREACH OF REPRESENTATIONS AND WARRANTIES. Neither OnHealth nor the Subs will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Section 2.4 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, OnHealth will give detailed notice thereof to the Acquired Companies and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

         4.2 REGULATION D. OnHealth shall as promptly as practicable provide the Shareholder with the information relating to OnHealth as required by Rule 502(b) of Regulation D.

         4.3 CONSENTS. OnHealth will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Mergers.

         4.4 BEST EFFORTS. OnHealth and the Subs will use their best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         4.5 NASDAQ. OnHealth will cause the OnHealth Common Shares issued pursuant to this Agreement to be listed on the Nasdaq National Market prior to the effectiveness of the S-3.

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


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         In addition to the foregoing, OnHealth, the Subs, the Acquired Companies and the Shareholder each agree to take the following actions after the execution of this Agreement.

         5.1 INVESTMENT AGREEMENTS. All resale of OnHealth Common Shares by the New OnHealth Shareholder shall be subject to the restrictions imposed by the investment agreements in the form attached as Exhibit 5.1 which shall be entered into by the New OnHealth Shareholder and OnHealth (the "INVESTMENT AGREEMENT").

         5.2 AUDITED FINANCIAL STATEMENTS AND FORM 8-K. The Shareholder will assist OnHealth's auditors, after the Closing, in the preparation of Audited Financial Statements for the year ending December 31, 1998 and the nine months ended September 30, 1999, in a timely manner pursuant to the 1934 Act and in form satisfactory for inclusion in an amendment to the OnHealth's Form 8-K disclosing the transactions contemplated by this Agreement.

         5.3 EXPENSES. Whether or not Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

         5.4 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest OnHealth, as the sole shareholder of HDI and DMI with full title to all properties, assets, rights, approvals, immunities and franchises of the LLC, the proper officers and directors of each entity which is a party to this Agreement shall take all such necessary action.

         5.5 PUBLIC ANNOUNCEMENTS. Neither OnHealth, the Acquired Companies nor the Shareholder shall disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers, members and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the Mergers, to the attorneys and accountants of the parties hereto, or except as OnHealth determines in good faith to be required by the federal securities laws after consultation with the Acquired Companies) without the prior written consent of each of the other parties hereto, which consent shall not be unreasonably withheld. It is anticipated that a mutually acceptable joint press release shall be issued only after the Closing.

         5.6 TAX-FREE REORGANIZATION. Neither OnHealth, the Shareholder nor the Acquired Companies shall take any action, either prior to or following the Closing, that would cause the Mergers to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code. OnHealth agrees that it will treat the OnHealth Common Shares delivered pursuant to the Mergers solely as consideration for the shares of HDI and DMI.

         5.7 ADDITIONAL PAYMENTS. After the Closing, OnHealth will pay those bonuses that have been accrued on the LLC Closing Balance Sheet to those individuals, and in the amounts, set forth on Schedule 5.7. At OnHealth's option, such bonuses may be paid in the form of cash, non-qualified stock options to purchase OnHealth Common Shares or OnHealth Common Shares.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE STOCK PURCHASE. The respective obligation of each party to effect the stock purchases contemplated by this Agreement shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  6.1.1 GOVERNMENTAL APPROVALS. All Consents of Governmental Entities legally required for the consummation of the Mergers shall have been filed, occurred, or been obtained, other than such Consents, for which the failure to obtain would have no material adverse effect on the consummation of the Mergers or the other transactions contemplated hereby or on the Business Condition of OnHealth or any of the Acquired Companies.

                  6.1.2 NO RESTRAINTS. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

         6.2 CONDITIONS OF OBLIGATIONS OF ONHEALTH. The obligation of OnHealth to effect the Closing are subject to the satisfaction of the following conditions unless waived by OnHealth:

                  6.2.1 REPRESENTATIONS AND WARRANTIES OF EACH OF THE ACQUIRED COMPANIES AND THE SHAREHOLDER. The representations and warranties of each of the Acquired Companies and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement. OnHealth shall have received a certificate signed by the Shareholder, individually, and from an officer of each of the Acquired Companies to such effect on the Closing Date.

                  6.2.2  PERFORMANCE  OF  OBLIGATIONS  OF EACH  OF THE  ACQUIRED
COMPANIES AND THE SHAREHOLDER. Each of the Acquired Companies and the Shareholder shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and OnHealth shall have received a certificate signed by the Shareholder, individually, and from an officer of each of the Acquired Companies to such effect on the Closing Date.

                  6.2.3 INVESTMENT AGREEMENT. OnHealth shall have received a duly executed Investment Agreement substantially in the form attached as
Exhibit 5.1 from the Shareholder
which shall include representations, warranties and agreements relating to sales of OnHealth Common Shares in forms satisfactory to OnHealth.

                  6.2.4 EMPLOYMENT AGREEMENT. Shareholder shall have executed an employment and non-competition agreement, the form of which is attached as
Exhibit 6.2.4.

                  6.2.5  REQUIRED  EMPLOYEES.  Each of the Employees on Schedule
3.6 shall have accepted an offer of employment with OnHealth and expressed no indication of not becoming an employee of OnHealth as of the Closing.

                  6.2.6 LEGAL ACTION.  There shall not be overtly  threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the Mergers, or seeking to obtain any damages caused by such transactions which if successful would have a material adverse effect on the viability of such transactions; or
(ii) seeking to prohibit or impose any limitations on OnHealth's ownership or operation of all or any portion of the Acquired Companies' business or assets, or to compel OnHealth to dispose of or hold separate all or any portion of its or the Acquired Companies' business or assets as a result of the Mergers which if successful would have a material adverse effect on the viability of such transactions.

                  6.2.7 OPINION OF COUNSEL. OnHealth shall have received an opinion dated as of the Closing Date of Faegre & Benson LLP, counsel to the Acquired Companies and the Shareholder, substantially in the form attached as
Exhibit 6.2.7.

                  6.2.8  CONSENTS.  OnHealth  shall have  received duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the any of the Acquired Companies' Disclosure Schedules or reasonably deemed necessary by OnHealth's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of any of the Acquired Companies and for OnHealth to consummate the Mergers in form and substance reasonably satisfactory to OnHealth, except for such thereof as OnHealth and the Acquired Companies shall have agreed in writing shall not be obtained.

                  6.2.9 TERMINATION OF RIGHTS AND CERTAIN SECURITIES. Any registration rights, rights of refusal, rights to any liquidation preference, or redemption rights relating to any security of any of the Acquired Companies shall have been terminated or waived as of the Closing. No warrants, options, convertible securities or other rights to purchase or acquire any securities of any of the Acquired Companies shall be outstanding.

                  6.2.10 FINAL PRO FORMA CLOSING BALANCE SHEET. Each of the Acquired Companies shall have provided OnHealth with its Final Pro Forma Closing Balance Sheet which shall have been prepared in good faith, in a form reasonably satisfactory to OnHealth and shall not reflect a material adverse change in any of the Acquired Companies from the respective Acquired Companies' Pro Forma Balance Sheet.

                  6.2.11 NOTE CANCELLATION. G.D. Searle & Co. ("SEARLE") shall have canceled in full, or agreed to cancel in full at the Effective Time, all notes payable in favor of Searle by any of the Acquired Companies, including, without limitation, the note dated December 18, 1998, together with any obligations of any of the Acquired Companies set forth in the applicable agreements surrounding the issuance of such notes, including, but not limited to the Security Agreement (including a full release of Searle's security interest in the assets of the of the Acquired Companies), Pledge Agreement and Guarantee between Searle and the LLC and the Members, all such documentation to be reasonably acceptable to counsel to OnHealth. Such cancellations and releases may be cross-conditioned on the receipt by Searle of OnHealth Common Shares having a value equal to the existing indebtedness, including interest, under notes of the Acquired Companies in favor of Searle (based on the OnHealth Average Price).

                  6.2.12   CONTINGENT  SHARE  LETTER.   Shareholder  shall  have
executed and delivered to OnHealth, and OnHealth shall have accepted, a Contingent Share Letter, substantially as set forth as Exhibit 6.2.12.

         6.3 CONDITIONS OF OBLIGATION OF THE ACQUIRED COMPANIES. The obligation of Acquired Companies to effect the Closing is subject to the satisfaction of the following conditions unless waived by the Acquired Companies:

                  6.3.1 REPRESENTATIONS AND WARRANTIES OF ONHEALTH AND THE SUBS. The representations and warranties of OnHealth and the Subs set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Acquired Companies shall have received a certificate signed on behalf of OnHealth by an officer of OnHealth and each of the Subs to such effect on the Closing Date. For purposes of affirming the accuracy of the representations and warranties of OnHealth made as of the Closing, the term "SEC Documents" shall be deemed to include all registration statements, reports and proxy statements, including all amendments thereto, filed by OnHealth with the Securities and Exchange Commission after the date of this Agreement and prior to Closing.

                  6.3.2 PERFORMANCE OF OBLIGATIONS OF ONHEALTH. OnHealth shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and the Acquired Companies shall have received a certificate signed on behalf of OnHealth by an officer of OnHealth and each of the Subs to such effect on the Closing Date.

                  6.3.3 OPINION OF ONHEALTH'S COUNSEL. The Acquired Companies and the Shareholder shall have received an opinion dated the Closing Date of Preston Gates & Ellis LLP, counsel to OnHealth, substantially in the form attached as Exhibit 6.3.3.

                  6.3.5 LEGAL ACTION. There shall not be overtly threatened or pending any action, proceeding or other application before any court or Government Entity brought by any person, entity or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the Mergers, or seeking to obtain any material damages from the Acquired Companies or the Shareholder as a result of the Mergers, or (ii) seeking to prohibit or impose any limitations on OnHealth's ownership or operation of all or any portion of its business or assets, or to compel OnHealth to dispose of or hold separate all or any portion of its business or assets as a result of the Mergers which if successful would have a material adverse effect on the viability of such business or assets; provided that the Acquired Companies shall automatically be deemed to waive this condition if OnHealth agrees to indemnify, defend and hold any such named party harmless against any such action.

                  6.3.6 CONSENTS. The Acquired Companies shall have received duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the applicable Acquired Companies' Disclosure Schedule.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION RELATING TO AGREEMENT. Subject to the limitations in Section 7.4, the Shareholder shall, defend, indemnify, and hold OnHealth harmless from and against, and reimburse OnHealth with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including attorneys' fees) ("INDEMNIFIABLE AMOUNTS") of every nature whatsoever incurred by OnHealth by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than OnHealth) that if true, would constitute a breach, by any of the Acquired Companies or the Shareholder of any representation or warranty of the Acquired Companies or the Shareholder contained in this Agreement or in any certificate delivered to OnHealth pursuant to the provisions of this Agreement, (ii) the failure, partial or total, of any of the Acquired Companies or the Shareholder to perform any agreement or covenant required by this Agreement to be performed by it or them, and (iii) any federal or state tax liability, or asserted liability of any of the Acquired Companies relating to operations prior to the Closing. There shall be no right of contribution from the Acquired Companies or any successors to the Acquired Companies.

         7.2 THIRD PARTY CLAIMS. With respect to any claims or demands by third parties, whenever OnHealth shall have received a written notice that such a claim or demand has been asserted or threatened, OnHealth shall notify each Shareholder of such claim or demand and of the facts within OnHealth's knowledge that relate thereto within a reasonable time after receiving such written notice, but in no event later than fifteen (15) business days following receipt thereof. The Shareholder s shall then have the right to contest, negotiate or settle any such claim or demand through counsel of their own selection, reasonably satisfactory to OnHealth and solely at their own cost, risk, and expense, which costs and expenses shall be payable out of the Total Escrow (as defined in the Escrow Agreement). Notwithstanding the preceding sentence, the Shareholder shall not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of OnHealth, which consent shall not be unreasonably withheld. By way of illustration and not limitation it is understood that OnHealth may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of OnHealth or any of its Subsidiaries. OnHealth shall not have the right to object to a settlement which consists solely of the payment of a monetary damage amount and which is subject to full indemnification under this Agreement. If the Shareholder fails to give written notice to OnHealth of his intention to contest or settle any such claim or demand within twenty (20) calendar days after OnHealth has notified the Shareholder that any such claim or demand has been made in writing and received by OnHealth, or if any such notice is given but any such claim or demand is not promptly contested by the Shareholder, OnHealth shall have the right to satisfy and discharge the same by payment, compromise, or otherwise, in accordance with the procedures set forth in the Escrow Agreement. OnHealth may also, if it so elects and entirely within its own discretion, defend any such claim or demand if the Shareholder fail to give notice of the Shareholder's intention to contest or settle any such claim or demand, in which event OnHealth and its affiliates shall be entitled to indemnification to the full extent permitted by this Article VII for any and all costs, losses, liabilities, and expenses whatsoever, including without limitation reasonable attorneys' and other professional fees, that OnHealth may sustain, suffer, incur, or become subject to as a result of OnHealth's decision to defend any such claim or demand. Notwithstanding any of the foregoing, OnHealth shall have the sole right to conduct any tax audit or other tax contest relating to the OnHealth tax return. In the event any Indemnifiable Amounts arise out of such audits, OnHealth will notify the Shareholder and allow each to comment on any written submissions relating to any Indemnifiable Amounts, OnHealth will consult in good faith with the Shareholder regarding the conduct of any audit.

         7.3 BINDING EFFECT. The indemnification obligations of the Shareholder contained in this Article VII are an integral part of this Agreement in the absence of which OnHealth would not have entered into this Agreement.

         7.4 TAX CONSEQUENCES. As stated in Sections 1.6 and 5.8 it is the intent of the parties that the Mergers are intended to be a "reorganization" within the meaning of Section 368 of the Code, and no party shall take any position inconsistent with this interpretation. However no party or its counsel shall have any obligation, of indemnification or otherwise, in the event it is determined that the tax consequences differ from those intended other than as a result of a breach by OnHealth of the covenant set forth in Section 5.6 or those described in the proxy statement/private memorandum or otherwise. This Section shall not be deemed to override the provisions contained in Section 5.6.

         7.5 LIMITATIONS. The liability of the Shareholder and sole remedy of OnHealth for any breach of representation, warranty or covenant or any claim, cause of action or right of any nature in connection with this Agreement shall be determined solely under this Article VII and shall be subject to the following limitations:

                  7.5.1 THRESHOLD.  Notwithstanding  any other provision in this
Article V, Parent shall be entitled to indemnification only if the aggregate Indemnifiable Amounts exceed Twenty-five Thousand Dollars ($25,000) (the "THRESHOLD AMOUNT"), provided that any amounts relating to legal expenses payable by Company shall not be subject to the Threshold Amount; and provided further that at such time as the amount to which OnHealth is entitled to be indemnified exceeds the Threshold Amount, OnHealth shall be entitled to be indemnified up to the full Indemnifiable Amounts including the Threshold Amount.

                  7.5.2 TIME LIMIT. The provisions of this Article VII shall apply only to Indemnifiable Amounts which are incurred or relate to claims which are asserted or overtly threatened within eighteen months from the Closing Date; provided that the Shareholder shall have received notice of such claims within thirty (30) days of the eighteen month anniversary of the Closing; provided further (i) that the obligation of the Shareholder to indemnify OnHealth for breaches of the representations, warranties and covenants in Sections 2.1.7,
2.2.7 and 2.3.7 relating to taxes (as defined in Section 2.1.7) shall continue until thirty (30) days after the expiration of all statutes of limitations applicable to such taxes and (ii) that obligations of the Shareholder for Indemnifiable Amounts arising out of fraud or willful misstatements or willful omissions of any of the Acquired Companies or the Shareholder will have no time limit (other than as provided under applicable laws).

                  7.5.3 ESCROW. The sum of all Indemnifiable Amounts to be paid by the Shareholder shall not exceed and shall be satisfied solely by consideration held by the Custodian pursuant to the Escrow Agreement and shall not be a personal liability of the Shareholder, provided that the obligations of any of the Acquired Companies and the Shareholder for Indemnifiable Amounts arising out of breaches of the representations, warranties in Sections 2.1.7,
2.2.7 and 2.3.7 relating to taxes (as defined in Section 2.1.7), fraud or willful misstatements or willful omissions by the Shareholder or any of the Acquired Companies, or claims by Searle, shall not be subject to the foregoing limitation.

         7.6 GENERAL. The indemnification provisions of this Article VII are in addition to any other remedy in law or equity available to OnHealth for any breach of representation, warranty or covenant or any claim, cause of action or right of any nature in connection with this Agreement. OnHealth shall act in good faith and in a manner commercially reasonable to mitigate any Indemnifiable Amounts it may suffer.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Effective Time by the written consent of OnHealth and each of the Acquired Companies.

         8.2 TERMINATION BY ONHEALTH. This Agreement may be terminated by OnHealth or the Subs alone, by means of written notice to each of the Acquired Companies, if there has been a material breach by any of the Acquired Companies or the Shareholder of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within (10) ten business days following receipt by each of the Acquired Companies of notice of such breach.

         8.3 TERMINATION BY THE ACQUIRED COMPANIES. This Agreement may be terminated by any of the Acquired Companies alone, by means of written notice to OnHealth, if (i) there has been a material breach by OnHealth of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within (10) ten business days following receipt by OnHealth of notice of such breach or (ii) the OnHealth Average Price is greater than $8.00 per share. In the event the Acquired Companies terminate pursuant to (ii) above, then the Acquired Companies shall pay OnHealth a break-up fee in the amount of $40,000.

         8.4 OUTSIDE DATE. This Agreement may be terminated by OnHealth alone or by any of the Acquired Companies alone by means of written notice if the Closing does not occur on or prior to December 31, 1999, and if such delay in the Closing is not caused by the terminating party.

         8.5 EFFECT OF TERMINATION. In the event of termination of this Agreement by either OnHealth or any of the Acquired Companies as provided in this Article VIII, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of OnHealth, the Acquired Companies, or their respective officers, directors or members or the Shareholder, except that (i) the provisions of Sections 5.3, 5.3, and 9.2, and the Confidentiality Agreement shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules delivered pursuant to this Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

         9.2 GOVERNING LAW. Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, except as to matters of corporate merger law, which will be governed by, and construed in accordance with the law of the State of Colorado. Each of the Acquired Companies and the Shareholder consents to jurisdiction and venue in the state and federal courts in King County, Washington.

         9.3 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

         IF TO ONHEALTH:                    OnHealth Network Company
         ---------------                    808 Howell, Suite 400
                                            Seattle, Washington 98101
                                            Attention: Ron Stevens
                                            Telephone No.: (206) 381-0221
                                            Facsimile No.: (206) 652-8665

         WITH A COPY TO:                    Preston Gates & Ellis LLP
         --------------                     5000 Columbia Center
                                            701 Fifth Avenue
                                            Seattle, WA 98104-7078
                                            Attention:  C. Kent Carlson
                                            Telephone No.:  (206) 623-7580
                                            Facsimile No.: (206) 623-7022

         IF TO THE ACQUIRED COMPANIES:      Health Decisions International, LLC
                                            1667 Cole Blvd., #19, Suite 350
                                            Golden, Colorado 80401
                                            Attention: Donald M. Vickery, M.D.
                                            Telephone No.: (303) 278-1700
                                            Facsimile No.:  (303) 384-1696

         WITH A COPY TO:
                                            Faegre & Benson LLP
                                            2500 Republic Plaza
                                            370 Seventeenth Street
                                            Denver, CO 80202
                                            Attention:  William J. Campbell
                                            Telephone No.: (303)592-9000
                                            Facsimile No.: (303) 820-0600

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.3.

         9.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

         9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall survive the Effective Time; provided that except as otherwise set forth in Section 7.4.2, such survival shall terminate eighteen (18) months from the Effective Time.

         9.6 ASSIGNMENT. No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this
Section 9.6 shall be voidable and shall entitle the other party to this Agreement to terminate this Agreement at its option.

         9.7 COUNTERPARTS. This Agreement may be executed in two or more partially or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page - Agreement and Plan of Reorganization in the form annexed to this Agreement by any party hereto who shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

         9.8 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.9 EXTENSION, WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         9.10 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The "knowledge of," "the best of knowledge of," or other derivations of "know" with respect to the Acquired Companies will mean the knowledge of the Shareholder in each case assuming the exercise of reasonable inquiry either directly or by representatives on his behalf. The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.11 CONFIDENTIALITY. Each of the Acquired Companies and the Shareholder agree to use their commercially reasonable efforts to keep confidential and not to disclose to third parties (except to advisors of the Shareholder and the Acquired Companies for the purposes of evaluating and consummating this Agreement) the terms and conditions of this Agreement specifically including without limitation the Final Valuation and number of OnHealth Common Shares to be issued and to advise all officers, directors, members and employees of the Acquired Companies of this obligation and to indemnify and hold OnHealth harmless from any breach of this agreement in accordance with the provisions of Article VII. Notwithstanding the foregoing, after having given prior notice to OnHealth, the Shareholder may disclose such terms and conditions as is reasonably necessary to comply with applicable laws, regulations, or government rules, or orders of any court or governmental entity.

         9.12 ARBITRATION. The parties shall endeavor to resolve all disputes by agreement and to that end shall each provide the other with sufficient descriptions and information regarding its position to permit informed assessments and decisions. Any disagreement, claim, demand, controversy, or dispute which arises after the Closing in any way relating to this Agreement and the performance or alleged breach by the parties, whether involving questions of law or fact or both and regardless of the nature thereof or the remedy therefor, which is not settled by agreement of the parties shall be resolved pursuant to the arbitration provisions in Section 2.3.3 of the Escrow Agreement.

                    [Remainder Of Page Intentionally Omitted]

              SIGNATURE PAGE - AGREEMENT AND PLAN OF REORGANIZATION


         IN WITNESS WHEREOF, OnHealth, HDISub, DMISub, HDI, DMI, the LLC and the Shareholder have executed this Agreement as of the date first written above.

ONHEALTH NETWORK COMPANY                        HEALTH DECISIONS, INC.



By \S\ RON STEVENS, VICE PRESIDENT        By  DONALD M. VICKERY, PRESIDENT
   --------------------------------          ----------------------------
         Ron Stevens, Vice President              Donald M. Vickery, President


HDISUB, INC.                                                DMISUB, INC.



By \S\ RON STEVENS, VICE PRESIDENT        By \S\ RON STEVENS, VICE PRESIDENT
   ---------------------------------         ------------------------------
        Ron Stevens, Vice President               Ron Stevens, Vice President
DEMAND MANAGEMENT, INC.                      HEALTH DECISIONS INTERNATIONAL, LLC



By \S\ DONALD M. VICKERY                         By \S\ DONALD M. VICKERY
   ---------------------------------                ---------------------------
        Donald M. Vickery, President                      Donald M. Vickery

SHAREHOLDER:


\S\ DONALD M. VICKERY
---------------------
Donald M. Vickery

                                TABLE OF CONTENTS
                                                                            PAGE

   RECITALS____________________________________________________________________1

                              ARTICLE I THE MERGERS

   1.1   Effective Time of the Mergers_________________________________________1

   1.2   Closing_______________________________________________________________2

   1.3   Effects of the Mergers________________________________________________2

   1.4   Conversion of HDI and DMI Shares______________________________________2

   1.5   Final Valuation_______________________________________________________2

   1.6[*]

   1.7   Escrow Securities_____________________________________________________3

   1.8   Delivery of Certificates______________________________________________3

   1.9   Tax-Free Reorganization_______________________________________________3

   1.10  No Further Ownership Rights in HDI and DMI Shares_____________________3

   1.11  Regulation D and Form S-3 Registration Statement______________________4
      1.11.1  Regulation D Offering____________________________________________4
      1.11.2  S-3 Registration Statement_______________________________________4

   1.12  Payments made on behalf of Acquired Companies at Closing______________5

                    ARTICLE II REPRESENTATIONS AND WARRANTIES

   2.1.  Representations and Warranties of HDI and the Shareholder_____________5
      2.1.1   Organization, Standing and Power_________________________________5
      2.1.2   Capital Structure________________________________________________6
      2.1.3   Authority________________________________________________________6
      2.1.4   Compliance with Laws and Other Instruments_______________________6
      2.1.5   Technology and Intellectual Property Rights______________________7
      2.1.6   Financial Statements____________________________________________11
      2.1.7   Taxes___________________________________________________________11
      2.1.8   Leases in Effect________________________________________________12
      2.1.9   Certain Transactions____________________________________________12
      2.1.10  Litigation and Other Proceedings________________________________12
      2.1.11  No Defaults_____________________________________________________13
      2.1.12  Major Contracts_________________________________________________13
      2.1.13  Material Relations______________________________________________14
      2.1.14  Employees_______________________________________________________14
      2.1.15  Certain Agreements______________________________________________14
      2.1.16  Guarantees and Suretyships______________________________________14
      2.1.17  Brokers and ____________________________________________________14
      2.1.18  Certain Payments________________________________________________15
      2.1.19  Disclosure______________________________________________________15
      2.1.20  Reliance________________________________________________________15

   2.2.1 Representations and Warranties of DMI and the Shareholder____________15
         2.2.1  Organization, Standing and Power______________________________15


[*] Certain information on this page has been omitted and filed separately  with
the  Securities  and  Exchange  Commission.   Confidential  treatment  has  been
requested with respect to the omitted portions.

      2.2.2    Capital Structure______________________________________________15
      2.2.3    Authority______________________________________________________16
      2.2.4    Compliance with Laws and Other Instruments_____________________16
      2.2.5    Technology and Intellectual Property Rights____________________17
      2.2.6    Financial Statements___________________________________________20
      2.2.7    Taxes__________________________________________________________20
      2.2.8    Leases in Effect_______________________________________________21
      2.2.9    Certain Transactions___________________________________________21
      2.2.10   Litigation and Other Proceedings_______________________________22
      2.2.11   No Defaults____________________________________________________22
      2.2.12   Major Contracts________________________________________________22
      2.2.13   Material Relations_____________________________________________23
      2.2.14   Employees______________________________________________________23
      2.2.15   Certain Agreements_____________________________________________23
      2.2.16   Guarantees and Suretyships_____________________________________23
      2.2.17   Brokers and Finders____________________________________________24
      2.2.18   Certain Payments_______________________________________________24
      2.2.19   Disclosure_____________________________________________________24
      2.2.20   Reliance_______________________________________________________24

   2.3.1 Representations and Warranties of the LLC____________________________24
      2.3.1    Organization, Standing and Power_______________________________24
      2.3.2    Capital Structure______________________________________________25
      2.3.3    Authority______________________________________________________25
      2.3.4    Compliance with Laws and Other Instruments_____________________25
      2.3.5    Technology and Intellectual Property Rights____________________26
      2.3.6    Financial Statements___________________________________________29
      2.3.7    Taxes__________________________________________________________29
      2.3.8    Leases in Effect_______________________________________________30
      2.3.9    Certain Transactions___________________________________________30
      2.3.10   Litigation and Other Proceedings_______________________________31
      2.3.11   Absence of Certain Changes and Events__________________________31
      2.3.12   Personal Property______________________________________________31
      2.3.13   Insurance and Banking Facilities_______________________________32
      2.3.14   Employees______________________________________________________32
      2.3.15   Employee Benefit Plans_________________________________________32
      2.3.16   No Defaults____________________________________________________33
      2.3.17   Major Contracts________________________________________________33
      2.3.18   Material Relations_____________________________________________34
      2.3.19   Certain Agreements_____________________________________________35
      2.3.20   Guarantees and Suretyships_____________________________________35
      2.3.21   Brokers and Finders____________________________________________35
      2.3.22   Certain Payments_______________________________________________35
      2.3.23   Environmental Matters__________________________________________35
      2.3.24   Disclosure_____________________________________________________36
      2.3.25   Reliance_______________________________________________________36

   2.4 Representations and Warranties of OnHealth and the Subs________________36
      2.4.1    Organization, Standing and Power_______________________________36
      2.4.2    Authority______________________________________________________37
      2.4.3    Compliance with Laws and Other Instruments_____________________37
      2.4.4    Financial Statements and SEC Documents_________________________37
      2.4.5    Capital Shares_________________________________________________37
      2.4.6    Capital Structure______________________________________________38

      2.2.7    Disclosure_____________________________________________________38
      2.4.8    Brokers and Finders____________________________________________38
      2.4.9    Reliance_______________________________________________________38

                 ARTICLE III COVENANTS OF THE ACQUIRED COMPANIES

   3.1 Conduct of Business____________________________________________________38
      3.1.1    Ordinary Course________________________________________________38
      3.1.2    Dividends, Issuance of or Changes in Securities________________39
      3.1.3    Governing Documents____________________________________________40
      3.1.4    No Acquisitions________________________________________________40
      3.1.5    No Dispositions________________________________________________40
      3.1.6    Indebtedness___________________________________________________40
      3.1.7    Compensation___________________________________________________40
      3.1.8    Claims_________________________________________________________40

   3.2   Access to Properties and Records_____________________________________40

   3.3   Breach of Representations and Warranties_____________________________41

   3.4   Consents_____________________________________________________________41

   3.5   Tax Returns__________________________________________________________41

   3.6   Key Employees of Acquired Companies__________________________________41

   3.7   Exclusivity; Acquisition Proposals___________________________________41

   3.8   Notice of Events_____________________________________________________42

   3.9   Best Efforts_________________________________________________________42

                        ARTICLE IV COVENANTS OF ONHEALTH

   4.1   Breach of Representations and Warranties_____________________________42

   4.2   Regulation D_________________________________________________________42

   4.3   Consents_____________________________________________________________42

   4.4   Best Efforts_________________________________________________________42

   4.5   Nasdaq_______________________________________________________________42

                         ARTICLE V ADDITIONAL AGREEMENTS

   5.1   Investment Agreements________________________________________________43

   5.2   Audited Financial Statements and Form 8-K____________________________43

   5.3   Expenses_____________________________________________________________43

   5.4   Additional Agreements________________________________________________43

   5.5   Public Announcements_________________________________________________43

   5.6   Tax-Free Reorganization______________________________________________43

                         ARTICLE VI CONDITIONS PRECEDENT

   6.1   Conditions to Each Party's Obligation to Effect the Stock Purchase___44
      6.1.1  Governmental Approvals___________________________________________44
      6.1.2  No Restraints____________________________________________________44

    6.2 Conditions of Obligations of OnHealth_________________________________44
      6.2.1    Representations and Warranties of each of the
                 Acquired Companies and the Shareholder_______________________44
      6.2.2    Performance of Obligations of each of the
                 Acquired Companies and the Shareholder_______________________44
      6.2.3    Investment Agreement___________________________________________44
      6.2.4    Employment Agreement___________________________________________45
      6.2.5    Required Employees_____________________________________________45
      6.2.6    Legal Action___________________________________________________45
      6.2.7    Opinion of Counsel_____________________________________________45
      6.2.8    Consents_______________________________________________________45
      6.2.9    Termination of Rights and Certain Securities___________________45
      6.2.10   Final Pro Forma Closing Balance Sheet__________________________45
      6.2.11   Note Cancellation______________________________________________46
      6.2.12   Contingent Share Letter________________________________________46

   6.3 Conditions of Obligation of the Acquired Companies_____________________46
      6.3.1    Representations and Warranties of OnHealth and the Subs________46
      6.3.2    Performance of Obligations of OnHealth_________________________46
      6.3.3    Opinion of OnHealth's Counsel__________________________________46
      6.3.5    Legal Action___________________________________________________46
      6.3.6    Consents_______________________________________________________47

                           ARTICLE VII INDEMNIFICATION

   7.1   Indemnification Relating to Agreement________________________________47

   7.2   Third Party Claims___________________________________________________47

   7.3   Binding Effect_______________________________________________________48

   7.4   Tax Consequences_____________________________________________________48

   7.5   Limitations__________________________________________________________48

   7.6   General______________________________________________________________49

                            ARTICLE VIII TERMINATION

   8.1   Mutual Agreement_____________________________________________________49

   8.2   Termination by OnHealth______________________________________________49

   8.3   Termination by the Acquired Companies________________________________50

   8.4   Outside Date_________________________________________________________50

   8.5   Effect of Termination________________________________________________50

                            ARTICLE IX MISCELLANEOUS

   9.1   Entire Agreement_____________________________________________________50

   9.2   Governing Law________________________________________________________50

   9.3   Notices______________________________________________________________50

   9.4   Severability_________________________________________________________51

   9.5   Survival of Representations and Warranties___________________________51

   9.6   Assignment___________________________________________________________52

   9.7   Counterparts_________________________________________________________52

   9.8   Amendment____________________________________________________________52

   9.9   Extension, Waiver____________________________________________________52

   9.10  Interpretation_______________________________________________________52

   9.11  Confidentiality______________________________________________________52

   9.12  Arbitration__________________________________________________________53

                             INDEX OF DEFINED TERMS


                        TERM                      PAGE DEFINED



Term                                 Page Defined

1933 Act.....................................4
1934 Act.....................................5
accredited investor..........................4
Acquired Companies...........................1
Acquisition Transaction.....................43
Agreement....................................1
Business Condition...........................6
CBCA.........................................1
Closing......................................2
Closing Date.................................2
Code.........................................4
Confidentiality Agreement...................42
Consents.....................................7
DMI .........................................1
DMI Charter Documents.......................16
DMI Disclosure Schedule.....................16
DMI Exchange Ratio...........................2
DMI Financial Statements....................21
DMI Intellectual Property...................18
DMI Licensed Intellectual Property..........18
DMI Owned Intellectual Property.............18
DMI Pro Forma Closing Balance Sheet.........21
DMI Purchase Price...........................2
DMI Shares...................................2
DMI Surviving Corporation....................2
DMI Voting Debt.............................17
DMISub.......................................1
Effective Time...............................1
ERISA.......................................34
Escrow Agreement.............................3
Escrow Shares................................3
Final DMI Pro Forma Closing Balance Sheet...21
Final HDI Pro Forma Closing Balance Sheet...12
Final Pro Forma Closing Balance Sheet.......30
Final Valuation..............................3
Governmental Entity..........................7
Hazardous Material..........................37
HDI......................................... 1
HDI Charter Documents........................6
HDI Disclosure Schedule......................5
HDI Financial Statements....................11
HDI Intellectual Property....................8
HDI Licensed Intellectual Property...........8
HDI Owned Intellectual Property..............8
HDI Pro Forma Closing Balance Sheet.........11
HDI Purchase Price...........................2
HDI Shares...................................2
HDI Surviving Corporation....................2
HDI Voting Debt..............................7
HDISub.......................................1
Humana.......................................3
[*]
Indemnifiable Amounts.......................49
Investment Agreement........................44
LLC..........................................1
LLC Charter Documents.......................25
LLC Disclosure Schedule.....................25
LLC Financial Statements....................30
LLC Intellectual Property...................27
LLC Licensed Intellectual Property..........28

[*] Certain information on this page has been omitted and filed separately  with
the  Securities  and  Exchange  Commission.   Confidential  treatment  has  been
requested with respect to the omitted portions.

LLC Owned Intellectual Property.............28
LLC Voting Debt.............................26
Members.....................................25
Merger Documents.............................1
Mergers......................................1
Net Assets...................................3
New OnHealth Holders.........................4
OnHealth.....................................1
OnHealth Common Shares.......................2
OnHealth Disclosure Schedule................38
Plan........................................34
plan of reorganization.......................4
Pro Forma Closing Balance Sheet.............30
prohibited transaction......................34
prospects....................................6
Real Property...............................36
reorganization...............................4
Return Periods..............................12
S-3..........................................4
Searle......................................47
SEC Documents...............................39
Shareholder..................................1
Subs.........................................1
Subsidiary...................................6
tax.........................................12
taxes.......................................12
Threshold Amount............................51
Year 2000 Compliant.........................11

                            ONHEALTH NETWORK COMPANY

                                  HDISUB, INC.

                                  DMISUB, INC.

                       HEALTH DECISIONS INTERNATIONAL, LLC

                             DEMAND MANAGEMENT, INC.

                             HEALTH DECISIONS, INC.

                                DONALD M. VICKERY

                            ------------------------



                      AGREEMENT AND PLAN OF REORGANIZATION


                          Dated as of November 19, 1999